                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                          TWO TOWER BRIDGE ASSOCIATES

                           Dated as of May 11, 1998





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                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

BACKGROUND STATEMENT...........................................................1

ARTICLE I

         DEFINITIONS...........................................................2
         1.01.    Act..........................................................2
         1.02.    Additional Capital Balance...................................2
         1.03.    Additional Capital Contributions.............................2
         1.04.    Administrative General Partner...............................2
         1.05.    Book Value...................................................2
         1.06.    BOP Preference Capital.......................................2
         1.07.    BOP Preferred Cumulative Return..............................2
         1.08.    Building.....................................................3
         1.09.    Capital Accounts.............................................3
         1.10.    Capital Balance..............................................3
         1.11.    Capital Contributions........................................3
         1.12.    Certificate..................................................3
         1.13.    Code.........................................................3
         1.14.    Contribution Percentage......................................3
         1.15.    Cumulative Net Loss..........................................4
         1.16.    Cumulative Net Profit........................................4
         1.17.    Depreciation.................................................4
         1.18.    Fiscal Year..................................................4
         1.19.    Hypothetical Capital Account.................................4
         1.20.    Land.........................................................4
         1.21.    Managing General Partner.....................................4
         1.22.    Minimum Gain.................................................4
         1.23.    Minimum Gain Share...........................................5
         1.24.    Net Cash Flow................................................5
         1.25.    Net Refinancing Proceeds.....................................5
         1.26.    Net Sale Proceeds............................................5
         1.27.    Nonrecourse Deductions.......................................5
         1.28.    Operating Budget.............................................5
         1.29.    Participation Percentage.....................................5
         1.30.    Partner or Partners..........................................6
         1.31.    Partner Minimum Gain.........................................6
         1.32.    Partner Nonrecourse Debt.....................................6
         1.33.    Partner Nonrecourse Deductions...............................6
         1.34.    Partners' Loans..............................................6


                                       i

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                                                                            ----

         1.35.    Partners' Priority Loans.....................................6
         1.36.    Preferred Cumulative Return..................................6
         1.37.    Profits or Losses............................................7
         1.38.    Project......................................................7
         1.39.    Project Costs................................................8

ARTICLE II

         GENERAL PROVISIONS....................................................8
         2.01.    Admission of Partners........................................8
         2.02.    Continuation and Term........................................8
         2.03.    Name.........................................................8
         2.04.    Purpose......................................................8
         2.05.    Places of Business...........................................9
         2.06.    Nature of Partners' Interests; Non-Partition.................9
         2.07.    Partnership Income...........................................9

ARTICLE III

         CAPITAL CONTRIBUTIONS; LOANS.........................................10
         3.01.    Capital Contributions.......................................10
         3.02.    Capital Accounts............................................11
         3.03.    Capital Calls...............................................11
         3.04.    Additional Capital Contributions; Partners' Loans...........12
         3.05.    Procedures Upon a Failure to Make an Additional
                  Capital Contribution; Partners' Priority Loans..............12
         3.06.    Partner Affiliate Guaranties; Partners' Priority Loans......13

ARTICLE IV

         MANAGEMENT OF THE PARTNERSHIP........................................13
         4.01.    Duties and Powers of the General Partners...................13
         4.02.    Fees, Compensation and Reimbursement of Expenses............17
         4.03.    Concerning the Limited Partners.............................17
         4.04.    Sale or Refinancing.........................................17
         4.05.    Bank Accounts...............................................18
         4.06.    Consents and Approvals......................................18
         4.07.    Concerning Persons Other Than Partners......................18
         4.08.    Indemnification of the General Partners.....................19
         4.09.    Representations and Warranties of the Managing General
                  Partner.....................................................19


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         4.10.    Representations and Warranties of the Administrative
                  General Partner.............................................26
         4.11.    Certain Definitions.........................................28
         4.12.    Pledges.....................................................28

ARTICLE V

         DISTRIBUTIONS AND ALLOCATIONS........................................29
         5.01.    Distributions of Net Cash Flow..............................29
         5.02.    Distributions of Net Refinancing Proceeds and Net
                  Sale Proceeds...............................................29
         5.03.    Availability of Funds.......................................30
         5.04.    Tax Withholding.............................................30
         5.05.    Allocation of Profits and Losses............................31

ARTICLE VI

         BOOKS AND RECORDS; TAX MATTERS.......................................34
         6.01.    Accounting..................................................34
         6.02.    Statements..................................................34
         6.03.    Inspection..................................................35
         6.04.    Tax Matters.................................................35

ARTICLE VII

         TRANSFER OF PARTNERSHIP INTERESTS;
         WITHDRAWAL OF PARTNERS;
         REMOVAL OF THE MANAGING GENERAL PARTNER..............................37
         7.01.    Transfer of General Partnership Interests...................37
         7.02.    Transfer of Limited Partnership Interests...................40
         7.03.    Expenses....................................................41
         7.04.    Withdrawal of Partners......................................41
         7.05.    Death, Incompetency, Dissolution or Bankruptcy of a
                  Limited Partner.............................................41
         7.06.    Deadlock of the General Partners............................41
         7.07.    Right of First Refusal......................................43
         7.08.    Status of Interests Transferred.............................44
         7.09.    Removal of the Managing General Partner.....................45
         7.10.    Deadlock on Sale............................................47
         7.11.    Arbitrable Disputes.........................................48
         7.12.    Right of Contribution in Favor of Managing General Partner..51


                                      iii

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                                                                            Page
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ARTICLE VIII

         ADDITIONAL LIMITED PARTNERS..........................................55
         8.01.    Additional Limited Partners and Their Contributions.........55

ARTICLE IX

         INSURANCE............................................................55
         9.01.    Coverage....................................................55
         9.02.    Certificates; Notices.......................................56
         9.03.    Concerning Liability Insurance..............................57
         9.04.    Miscellaneous...............................................57

ARTICLE X

         DISSOLUTION AND TERMINATION..........................................57
         10.01.   Dissolution.................................................57
         10.02.   Appointment of Liquidating Partner..........................58
         10.03.   Distributions and Other Matters.............................59
         10.04.   Distributions of Property...................................60
         10.05.   Actions of the Liquidating Partner; Statements of
                  Account.....................................................60

ARTICLE XI

         NOTICES AND COMMUNICATIONS...........................................60
         11.01.   Notices.....................................................60
         11.02.   Change of Address...........................................61
         11.03.   Time of Communications......................................61

ARTICLE XII

         MISCELLANEOUS........................................................62
         12.01.   Filings.....................................................62
         12.02.   Power of Attorney...........................................62
         12.03.   Inspections.................................................63
         12.04.   Other Remedies..............................................63
         12.05.   Partners as Creditors.......................................63
         12.06.   Independent Ventures........................................63
         12.07.   Partial Invalidity..........................................64
         12.08.   Governing Law; Parties in Interest..........................64

                                      iv

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         12.09.   Amendment...................................................64
         12.10.   Execution in Counterpart....................................64
         12.11.   Computation of Time.........................................64
         12.12.   Table of Contents; Titles and Captions......................64
         12.13.   Pronouns and Plurals........................................64
         12.14.   Approval by General Partners................................64
         12.15.   Exhibits....................................................64
         12.16.   Entire Agreement............................................65
         12.17.   Filing with Securities Exchange Commission..................65
         12.18.   Non-Recourse................................................65



                                   EXHIBITS

Exhibit "A"   - Schedule of Partnership Participation and Capital
Exhibit "B"   - Land Description
Exhibit "C"   - Leasing Agency Agreement Form
Exhibit "D"   - Management Agreement Form
Exhibit "D-1" - Operating Budget
Exhibit "E"   - Schedule of Subordinate Debt
Exhibit "F"   - Balance Sheet
Exhibit "F-1" - Balance Sheet of BOP
Exhibit "G"   - Liabilities not in the Ordinary Course in excess of $1,000 individually since the date of Exhibit "F"
Exhibit "H"   - Litigation
Exhibit "I"   - Schedule of Contracts not terminable on 30 days' notice
Exhibit "J"   - Schedule of Service Contracts
Exhibit "K"   - Rent Roll
Exhibit "K-1" - Parking Deck Agreement
Exhibit "L"   - Certificate of Insurance
Exhibit "M"   - Brokerage Commissions
Exhibit "N"   - Schedule of Taxes, insurance, utilities, fuel oil and trash collection
Exhibit "O"   - Rights of Refusal, Options, etc.
Exhibit "P"   - Development Agreements

                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                          TWO TOWER BRIDGE ASSOCIATES


         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP (this "Agreement") is made and entered into as of _______________, 1998, by and among TWO OLIVER TOWER ASSOCIATES, a Pennsylvania limited partnership with offices at c/o Oliver Tyrone Pulver Corporation, One Tower Bridge, 100 West Front Street, West Conshohocken, Pennsylvania 19428, as Managing General Partner ("Managing General Partner"), BRANDYWINE TB II, L.P., a Pennsylvania limited partnership with offices at c/o Brandywine Realty Trust, Newtown Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073, as Administrative General Partner ("Administrative General Partner"), and DONALD W. PULVER, with offices at c/o Oliver Tyrone Pulver Corporation, One Tower Bridge, 100 West Front Street, West Conshohocken, Pennsylvania 19428 ("Limited Partner"). Managing General Partner and Administrative General Partner are sometimes hereinafter referred to collectively as the "General Partners" or individually as a "General Partner." The General Partners and the Limited Partner are sometimes hereinafter referred to collectively as the "Partners," or individually as a "Partner."


                             BACKGROUND STATEMENT

         A. Two Tower Bridge Associates (the "Partnership") is an existing Pennsylvania limited partnership formed pursuant to the Act (hereinafter defined) and that certain Agreement of Limited Partnership dated as of August 13, 1990, as amended and restated in accordance with an Amended and Restated Agreement of Limited Partnership dated as of January 1, 1991 (such agreement, as so amended and restated, the "Original Agreement") and a Certificate of Limited Partnership, dated as of August 13, 1990 (the "Original Certificate"), as filed in the Department of State of the Commonwealth of Pennsylvania on March 27, 1991. At the time of its formation, the partnership's sole partners were Managing General Partner, as general partner, and Limited Partner, as limited partner.

         B. The parties hereto desire to admit Administrative General Partner as a general partner to the Partnership; to provide for the reconstitution of the Partnership as the result of the admission of Administrative General Partner as aforesaid, to provide for the continuation of the Partnership as so reconstituted, and to reflect the agreements and understandings among the Partners in respect of the conduct of the business of the Partnership and the relationship among the Partners -- all of the foregoing on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Certain terms when used in this Agreement shall have the meanings set forth in the context hereof. The following terms when used in this Agreement shall have the respective meanings set forth below:

         1.01. Act. The Pennsylvania Uniform Limited Partnership Act, 59 Pa. C.S.A. Section 3.01 et seq., as amended.

         1.02. Additional Capital Balance. The Additional Capital Contributions of a Partner; in each case as reduced from time to time by all cash distributions to such Partner which are in reduction of a Partner's Additional Capital Balance; and in each case as increased from time to time by any contributions by such Partner which are Additional Capital Contributions.

         1.03. Additional Capital Contributions. Any additional cash contributions of a Partner to the capital of the Partnership made pursuant to Sections 3.03 hereof.

         1.04. Administrative General Partner. The entity identified as Administrative General Partner in the caption hereof.

         1.05. Book Value. With respect to any asset, the asset's adjusted basis for federal income tax purposes, except that (i) where an asset has been revalued on the books of the Partnership the Book Value of such asset shall be adjusted to reflect such revaluation; (ii) where an asset has been contributed by a Partner to the Partnership or distributed by the Partnership to a Partner its Book Value shall be its agreed fair market value; and (iii) the Book Value of Partnership assets shall be adjusted to reflect the Depreciation taken into account with respect to such assets for purposes of determining Profits or Losses.

         1.06. BOP Preference Capital. The Capital Contribution made by Administrative General Partner as reflected on Exhibit "A" attached hereto and made a part hereof. BOP Preference Capital shall be part of the Administrative General Partner's Capital Balance and Capital Account.

         1.07. BOP Preferred Cumulative Return. The cumulative right given to Administrative General Partner, which right is hereby granted, to receive in respect of each quarter of each Fiscal Year a sum equal to ten percent (10%) per annum, compounded annually, of such Partner's then aggregate, outstanding BOP Preference Capital (computed from time to time during any such Fiscal Year to reflect reductions in or additions to such BOP Preference Capital); and if such BOP

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Preference Capital shall at any time be reduced to zero, then the BOP
Preferred Cumulative Return shall thereupon cease and shall not be renewed by virtue of any future capital. The BOP Preferred Cumulative Return shall begin on the date the BOP Preference Capital is advanced. Any amounts to be distributed in connection with the foregoing during the first Fiscal Year in which the BOP Preferred Cumulative Return begins shall be reduced ratably in the same ratio as the number of days remaining in such first Fiscal Year bears to 365, and all amounts to be distributed on other than the last day of a Fiscal Year shall be computed ratably based on the elapsed portion of such Fiscal Year. The BOP Preferred Cumulative Return shall be payable as specified in this Agreement only from funds available to the Partnership from Net Cash Flow, Net Refinancing Proceeds, Net Sale Proceeds or proceeds upon the Partnership's liquidation, and shall not (i) create a debt of the Partnership to any Partner to the extent that any such funds are not available for distribution, or (ii) constitute a guaranteed payment as defined in Section 707(c) of the Code.

         1.08. Building. The office building known as Two Tower Bridge, consisting of an office building consisting of approximately 82,705 square feet, with the structured parking area immediately adjacent thereto.

         1.09. Capital Accounts. The capital accounts of the Partners, as described in Section 3.01 hereof and Exhibit "A".

         1.10. Capital Balance. The Capital Contributions and Additional Capital Contributions of a Partner; in each case as reduced from time to time by all cash distributions to such Partner which are in reduction of a Partner's Capital Balance or a Partner's Capital Account; and in each case as increased from time to time by any contributions by such Partner which are Capital Contributions or Additional Capital Contributions. With respect to Managing General Partner and Limited Partner, the Capital Balance shall initially be as stated on Exhibit "A" hereof by reason of the adjustment of fair market value as set forth in Section 3.01 hereof.

         1.11. Capital Contributions. The cash capital contributions of the Partners as described in Section 3.01 hereof and in Exhibit "A" hereto.

         1.12. Certificate. The Original Certificate, or, if required by the Act, any amended and restated certificate with respect to the Partnership, which is executed now or hereafter by the General Partners and is filed for record as required by the Act.

         1.13. Code. The Internal Revenue Code of 1986, as amended from time to time, and all successors thereto.

         1.14. Contribution Percentage. The Contribution Percentages of the Partners, as set forth in Exhibit "A" hereto.

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         1.15. Cumulative Net Loss. For any Partner, the extent (if any) to which the aggregate amount of Losses and other items of loss or deduction allocated to such Partner in the current and all prior Fiscal Years shall exceed the aggregate amount of Profits and other items of income or gain allocated to such Partner in the current and all prior Fiscal Years.

         1.16. Cumulative Net Profit. For any Partner, the extent (if any) to which the aggregate amount of Profits and other items income or gain allocated to such Partner in the current and all prior Fiscal Years shall exceed the aggregate amount of Losses and other items of loss or deduction allocated to such Partner in the current and all prior Fiscal Years.

         1.17. Depreciation. For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year (as a result of the revaluation of such asset or its contribution to the Partnership by a Partner), Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided that if the beginning adjusted tax basis is zero, Depreciation for such Fiscal Year or other period shall be determined with reference to such beginning Book Value using any reasonable method selected by the Managing General Partner.

         1.18.    Fiscal Year.  The calendar year.

         1.19. Hypothetical Capital Account. With respect to any Partner, such Partner's Capital Account, after giving effect to the following adjustments:

                   (i) Such Capital Account shall be reduced to reflect the items described in clauses (4), (5) and (6) of Regulation
Section 1.704-1(b)(2)(ii)(d); and

                  (ii) Such Capital Account shall be increased by any amount such Partner is obligated to restore or is treated as being obligated to restore for purposes of Regulation Section 1.704-1(b)(2)(ii)(d), including such Partner's Minimum Gain Share and such Partner's share of Partner Minimum Gain.

         1.20.    Land.  The real estate described in Exhibit "B" hereto.

         1.21. Managing General Partner. Two Oliver Tower Associates, a Pennsylvania limited partnership.

         1.22. Minimum Gain. An amount determined by computing, with respect to each nonrecourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed. Such amount shall be determined in a manner consistent with Regulation Section 1.704-2(d).

         1.23. Minimum Gain Share. For each Partner, such Partner's share of any Minimum Gain for the Fiscal Year (after taking into account any decrease in the Minimum Gain for such year), as determined under Regulation
Section 1.704-2(g).

         1.24. Net Cash Flow. Net Cash Flow of the Partnership with respect to any calendar period shall mean gross receipts from the ownership or operation of the Project (excluding Net Refinancing Proceeds and Net Sale Proceeds), reduced by (i) cash disbursements, including, but not limited to, any payment to any creditor of the Partnership (other than on account of a Partners' Loan or Partners' Priority Loan) or any tenant entitled to a share of any such receipts, and (ii) a reasonable amount for, and any additions to, a reserve for contingencies, working capital, repairs, improvements, tenant improvements, tenant concessions, replacements, expenses and the payment of Partnership obligations, the amount of and any additions to such reserve to be established by the Managing General Partner and as approved by the Administrative General Partner.

         1.25. Net Refinancing Proceeds. The proceeds realized by the Partnership upon any refinancing of a Partnership indebtedness, net of expenses incident to such refinancing and satisfaction of any indebtedness being refinanced and any right of any other creditor of the Partnership (other than on account of a Partners' Loan or Partners' Priority Loan) or any tenant to receive such proceeds or a portion thereof for repayment of indebtedness or as additional interest.

         1.26. Net Sale Proceeds. The proceeds realized by the Partnership upon the sale of any Partnership asset, net of expenses incident to such sale, the payment of any Partnership indebtedness secured by or related to such asset and satisfaction of any right of any other creditor of the Partnership (other than on account of a Partners' Loan or Partners' Priority Loan) or any tenant to receive such proceeds or a portion thereof for repayment of indebtedness or as additional interest.

         1.27. Nonrecourse Deductions. For each Fiscal Year, the Partnership deductions that are characterized as "nonrecourse deductions" under Regulation
Section 1.704-2(b)(1).

         1.28. Operating Budget. A budget proposed by the Managing General Partner and approved by the Administrative General Partner for each fiscal year of the Partnership, and reviewed each calendar quarter, all in accordance with Section 4.0l.C(8) and Section 4.01(D) hereof.

         1.29. Participation Percentage. The Participation Percentages of the Partners, as set forth in Exhibit "A" hereto.

         1.30. Partner or Partners. Individually, a General Partner or a Limited Partner, and collectively, the General Partners and Limited Partner, including Persons admitted to the Partnership after the date hereof in accordance with the terms hereof.

         1.31. Partner Minimum Gain. An amount determined by computing, with respect to each Partner Nonrecourse Debt, the Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Regulation Section 1.704-2(i)(3).

         1.32. Partner Nonrecourse Debt means nonrecourse Partnership debt for which one or more Partners bears an economic risk of loss, determined in accordance with Regulation Section 1.704-2(b)(4).

         1.33. Partner Nonrecourse Deductions means, for each Fiscal Year, the Partnership deductions which are attributable to Partner Nonrecourse Debt and are characterized as "partner nonrecourse deductions" under Regulation
Section 1.704-2(i)(1).

         1.34. Partners' Loans. All amounts loaned by the Partners to the Partnership pursuant to Section 3.04. hereof or in satisfaction of a Partner's own obligation under Section 3.05. hereof. Partners' Loans shall be payable, as set forth in this Agreement, from and out of Partnership assets, but otherwise shall be made on a "no-recourse" basis and no Partner shall have any personal liability in respect of any thereof.

         1.35. Partners' Priority Loans. All amounts loaned by a Partner to the Partnership on behalf of another Partner pursuant to Section 3.05 hereof and all amounts loaned by a Partner to the Partnership by reason of satisfaction of a Guaranty by a Partner Affiliate as set forth in Section 3.06 hereof. Partners' Priority Loans shall be payable, as set forth in this Agreement, from and out of Partnership assets, but otherwise shall be made on a "no-recourse" basis and no Partner shall have any personal liability in respect of any thereof.

         1.36. Preferred Cumulative Return. The cumulative right given to each Partner, which right is hereby granted, to receive in respect of each quarter of each Fiscal Year a sum equal to ten percent (10%) per annum, compounded annually, of such Partner's Additional Capital Balance (computed from time to time during any such Fiscal Year to reflect reductions in or additions to such Additional Capital Balance; and if such Partner's Additional Capital Balance shall at any time be reduced to zero, then the Preferred Cumulative Return shall thereupon be suspended until such time as such Partner's Additional Capital Balance returns to a positive figure). The Preferred Cumulative Return shall begin on the date of the first Additional Capital Contribution. Any amounts to be distributed in connection with the foregoing during the first Fiscal Year in which the Preferred Cumulative Return begins shall be reduced ratably in the same ratio as the number of days remaining in such first Fiscal Year bears to 365, and all amounts to be distributed on other than the last day of a Fiscal Year shall be computed ratably based on the elapsed portion of such Fiscal Year. The Preferred Cumulative Return shall be payable as specified in this Agreement only from funds available to the Partnership from Net Cash Flow, Net Refinancing Proceeds, Net Sale Proceeds or proceeds upon the Partnership's liquidation, and shall not (i) create a debt of the Partnership to any Partner to the extent that any such funds are not available for distribution, or (ii) constitute a guaranteed payment as defined in Section 707(c) of the Code.

         1.37. Profits or Losses. The Partnership's net taxable income or loss for a Fiscal Year, as computed for federal income tax purposes (including all items of Partnership income, gain, loss or deduction regardless of whether such items are required to be separately stated under Section 702(a) of the
Code), with the following adjustments:

                    (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in determining Profits or Losses shall be added to such Profits or Losses;

                   (ii) Any expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall be subtracted from such Profits or Losses;

                  (iii) In any case where, in accordance with Regulation
Section 1.704-1(b)(2)(iv)(e) or (f), Partnership property is revalued on the books of the Partnership to reflect its fair market value, the amount of such upward or downward adjustment (to the extent not previously taken into account) shall be taken into account as gain or loss from a taxable disposition of such property for purposes of computing Profits or Losses;

                   (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from such Book Value;

                    (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account for federal income tax purposes, Depreciation as defined herein shall be taken into account in computing Profits or Losses; and

                   (vi) Notwithstanding any other provision of this definition, Nonrecourse Deductions, Partner Nonrecourse Deductions and any items of income, gain, loss or deduction which are specially allocated pursuant to subsections C, E or F of Section 5.05(a) below shall not be taken into account in computing Profits or Losses.

         1.38. Project. That certain Land and office building known as Two Tower Bridge consisting of approximately 82,705 square feet, as the same may be modified from time to time, together with all right, title and interest of the Partnership to all related improvements, parking and amenities, including, but not limited to, that certain parking facility which is structurally part of the Project and the top deck of which is currently leased to the Borough of Conshohocken or a public authority for public parking.

         1.39. Project Costs. All costs and expenses associated with the carrying of the Project and leasing of the Project, any future improvements, whether for tenants or otherwise, which have been or are incurred or committed to by the Partnership prior to or after the date hereof, including, without limitation, all costs and expenses hereafter incurred in design fees, permit fees and non-refundable deposits; fees (including, without limitation, financing fees, fees paid for or in connection with any loans to the Partnership, origination or other fees paid in connection with any loan of the Partnership); debt service payments, including, but not limited to, interest, principal and other costs and charges, on all loans to or borrowings by the Partnership (excluding Partners' Loans and Partners' Priority Loans); costs of closing loans to the Partnership; real estate taxes; insurance premiums; promotional, legal, accounting, management and other incidental fees and expenses incurred or committed to by the Partnership; costs incurred in leasing space in or maintaining and operating the Project (including, but not limited to, brokerage fees or commissions paid to brokers); and all other costs or expenses paid, incurred or committed to by the Partnership after the date hereof relating to the Project.


                                  ARTICLE II

                              GENERAL PROVISIONS

         2.01. Admission of Partners. Administrative General Partner is hereby admitted as a General Partner of the Partnership. Upon the admission of Administrative General Partner as aforesaid, the Participation Percentages and Contribution Percentages of the Partners are and shall be as set forth on Exhibit "A" hereto.

         2.02. Continuation and Term. The Partners hereby agree to continue the business of the Partnership pursuant to the provisions of the Act and on the terms set forth in this Agreement. The term of the Partnership commenced on the date on which the Partnership's Original Certificate of Limited Partnership was filed for record as provided by the Act, and shall continue until the Partnership is dissolved pursuant to Article X hereof.

         2.03. Name. The business of the Partnership shall be carried on under the name "Two Tower Bridge Associates" or under such other name as the General Partners (acting by their unanimous consent) may from time to time designate.

         2.04. Purpose. The purpose and character of the business of the Partnership shall be to (i) acquire, control and own the Project in accordance with the terms of this Agreement, (ii) operate and maintain the Project and lease space in the Project to others, and (iii) do all things necessary or appropriate to effect any part or all of the foregoing.

         2.05. Places of Business. The Partnership's principal place of business shall be at c/o Oliver Tyrone Pulver Corporation, One Tower Bridge, Suite 900, Conshohocken, Pennsylvania 19482, or at such other principal office of the Managing General Partner as it may from time to time establish.

               The Partnership may have such other or additional places of business within or without the Commonwealth of Pennsylvania as the General Partners (acting by their unanimous consent) may from time to time designate.

         2.06. Nature of Partners' Interests; Non-Partition. The interests of the Partners in the Partnership shall be personal property for all purposes. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner individually shall have any ownership of such property. No Partner shall be entitled to seek partition of any Partnership property.

         2.07. Partnership Income. Managing General Partner acknowledges and agrees that Brandywine Realty Trust, the general partner of Brandywine Operating Partnership, L.P. ("BOP"), a limited partner in Administrative General Partner, is a real estate investment trust, as defined in the Code. So long as BOP is a partner in Administrative General Partner, the Partnership shall endeavor to manage its affairs such that the Partnership does not intentionally earn any income for tax purposes or intentionally acquire any assets other than income and assets as follows:

                    (i) at least 95% of the Partnership's annual gross income is to be derived from (A) dividends; (B) interest; (C) rents from real property; (D) gain from the sale or other disposition of stock, securities and real property (including interests in real property and interests in mortgages on real property) which is not property described in section 1221(1); (E) abatements and refunds of taxes on real property; (F) income and gain derived from foreclosure property (as defined in subsection (e)); (G) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and (H) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Code
Section 857(b)(6);

                   (ii) at least 75% of the Partnership's annual gross income (excluding gross income from prohibited transactions as defined for purposes of Code Section 865(c)(3)) is to be derived from (A) rents from real property;
(B) interest on obligations secured by mortgages on real property or on interests in real property; (C) gain from the sale or other disposition of real property (including interests in real property and interest in mortgages on real property) which is not property described in Code Section 1221(1); (D) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other real estate investment trusts which meet the requirements of Code Section 856; (E) abatements and refunds of taxes on real property; (F) income and gain derived from foreclosure property (as defined in Code Section 856(e)); (G) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (H) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Code Section 857(b)(6); and (I) qualified temporary investment income; and

                  (iii) at the close of each quarter of each taxable year (A) at least 75% of the value of its total assets is represented by real estate assets, cash and cash items (including receivables), and Governmental securities; and (B) not more than 25 percent of the value of its total assets is represented by securities (other than those includible in calculating the 75% test in the preceding clause) for purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the Partnership and to not more than 10 percent of the outstanding voting securities of such issuer.

                  Notwithstanding anything to the contrary contained herein, the Partnership may have income and assets which do not comply with the above subsections (i),(ii) and (iii) if the effect of such noncompliance does not and would not reasonably be expected to cause Brandywine Realty Trust to violate the provisions of Code Section 856. All terms used in this section
2.07 shall have the meaning ascribed to them for purposes of Code Section 856. Receipt of income or acquisition of assets which does not satisfy the criteria set forth in this Section 2.07 shall not give rise to any claim for damages, consequential or otherwise.


                                  ARTICLE III

                         CAPITAL CONTRIBUTIONS; LOANS

         3.01.    Capital Contributions.

                  A. Prior to the date hereof, the Managing General Partner and the Limited Partner have contributed cash to the Partnership in the amounts set forth opposite their names on Exhibit "A" hereto. The Partners further agree that the Project shall be revalued on the books of the Partnership to reflect its fair market value as of the date hereof and that the Capital Accounts and Capital Balances of the Managing General Partner and the Limited Partner as of the date hereof shall be restated as set forth on Exhibit "A" hereto.

                  B. Upon its execution of this Agreement, the Administrative General Partner shall contribute to the capital of the Partnership the amount of cash set opposite its name on Exhibit "A" attached hereto.

         3.02. Capital Accounts. A Capital Account shall be determined and maintained for each Partner on the books and records of the Partnership in accordance with the following provisions:

                  A. As of the date of this Agreement, each Partner's Capital Account shall be as set forth on Exhibit "A" hereto. After the date hereof, each Partner's Capital Account shall (i) be increased by the amount of money contributed by it to the Partnership, by the fair market value of property contributed by it to the Partnership (net of liabilities secured by such contributed property) and the amount of Profits and other items of Partnership income or gain allocated to such Partner under Section 5.05, and (ii) be decreased by the amount of money distributed to it by the Partnership, by the fair market value of property distributed to it by the Partnership (net of liabilities secured by such distributed property) and the amount of Losses and other items of Partnership deduction, loss or expense allocated to such Partner under Section 5.05.

                  B. Except as otherwise expressly provided herein, it is intended that the Capital Accounts shall be determined and maintained throughout the full term of the Partnership in accordance with the capital accounting rules of Regulation Section 1.704-1(b)(2)(iv), and that all provisions in this Agreement of the Regulations relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any credits or charges thereto, are computed in order to comply with such Regulations, the General Partners shall make such modification, provided that it is not likely to have a material effect on the amounts distributable to the Limited Partner upon the dissolution and liquidation of the Partnership.

                  C. In the event of a transfer of an interest in the Partnership, the Capital Account of the transferor Partner that is attributable to the transferred interest shall be carried over to the transferee of such interest and adjusted as provided in the Regulations under section 704 of the Code.

         3.03     Capital Calls.

                  A. Whenever any General Partner determines that additional capital is required by the Partnership for Project Costs, such General Partner may, by written notice to all Partners, call for Additional Capital Contributions from all partners (each, a "Capital Call"). These Additional Capital Contributions shall be payable in cash or, if such General Partner making the Capital Call so permits, a note to the Partnership no later than the date specified in the notice, which date shall be no sooner than fifteen
(15) days after notice is given. Each Partner shall contribute the sum required based upon such Partner's Contribution Percentage in the Partnership. In the event of a failure of any Partner to make a requested Additional Capital

Contribution the rights of the Partners and the Partnership shall be governed by Section 3.04 and 3.05 hereof.

                  B. The Capital Contributions of the Partners, all Partnership borrowings, and any Additional Capital Contributions, Partners' Loans and Partners' Priority Loans made pursuant to this Agreement shall be used and applied only (i) in accordance with an Operating Budget, (ii) Project Costs, or (iii) for any other Partnership purpose as determined and agreed to by all of the General Partners.

         3.04.    Additional Capital Contributions; Partners' Loans.

                  A. Except as expressly set forth in this Article III, no Partner shall be required to make any Additional Capital Contributions, Partners' Loans or Partners' Priority Loans to the Partnership.

                  B. If any Partner advances any funds to the Partnership after the date of this Agreement (except as provided for in Section 3.03. above or 3.05 below), which advances are not otherwise specifically designated as Capital Contributions, Additional Capital Contributions, or Partners' Priority Loans, such advances will be treated as Partners' Loans, will not increase such Partner's Participation Percentage, and the amount thereof will be a debt due from the Partnership to such Partner, entitled to the priorities described in Article V and Section 10.03 hereof, to be repaid with such interest as will be expressly agreed upon by all of the General Partners, or, in the absence of agreement, with interest at a rate equal to ten percent (10%) per annum.

                  C. Except as set forth in Section 3.05 hereof, in no event may any Partner advance any funds to the Partnership after the date of this Agreement and have such advances treated as Partners' Loans unless such advances are approved by each of the General Partners.

         3.05. Procedures Upon a Failure to Make an Additional Capital Contribution; Partners' Priority Loans.

                  A. In the event any Partner (a "Non-Contributing Partner") shall fail for any reason, in accordance with the provisions of Section 3.03 hereof, to provide all or any part of the advances due the Partnership from it hereunder within the period provided by such notice, then each Partner which has made the advance, if any, required to be made by it pursuant to such Section (a "Contributing Partner") shall have and is hereby given the right and election, but not the obligation, in all cases exercisable within ten (10) consecutive days following expiration of the period provided by such notice as aforesaid, (i) to withdraw the advance so made by it, or (ii) not to withdraw the advance so made and, at its election, thereupon to advance all or any part of the deficiency. The amount to be contributed by each Partner electing to contribute such non-contributed funds shall be as agreed among such electing Partners or, in the absence of an agreement, shall be in proportion to their respective relative Contribution Percentage in the Partnership. The amount contributed by the Contributing Partner in satisfaction of its own obligation shall be treated as a Partner Loan, and any deficiency amounts advanced on behalf of a Non-Contributing Partner shall be treated as a Partners' Priority Loan to the Partnership. Neither such Partner Loan nor such Partners' Priority Loan will increase such Contributing Partner's Participation Percentage or Contribution Percentage, and the amount thereof will be a debt due from the Partnership to such Contributing Partner, entitled to the priorities described in Article V and Section 10.03 hereof, to be repaid with such interest as will be expressly agreed upon by all of the General Partners, or in the absence of agreement, with interest at a rate equal to ten percent (10%) per annum.

                B. The rights, powers and remedies set forth in the foregoing provisions of this Section 3.05 shall be the sole and exclusive remedies in the event of a failure or series of failures to fund Capital Calls provided for in Section 3.03.

         3.06. Partner Affiliate Guaranties; Partners' Priority Loans. In the event any person or entity which owns an interest in, directly or indirectly, any of the General Partners (a "Partner Affiliate") guarantees or agrees to become surety for payment or performance under any loan (other than a Partners' Loan or Partners' Priority Loan) to the Partnership, and any amount which is required to be advanced by such Partner Affiliate under such guaranty is advanced by or for the benefit of the Partnership, then the sum so advanced shall be deemed to be a Partners' Priority Loan of such Partner. Such Partners' Priority Loan will not increase such contributing Partner's participation percentage or contribution percentage, and the amount thereof will be a debt due from the Partnership to such contributing Partner, entitled to priorities described in Article V and Section 10.03 hereof, to be repaid with such interest as will be expressly agreed upon by all of the General Partners, or in the absence of agreement, with interest at a rate equal to ten percent (10%) per annum.


                                  ARTICLE IV

                         MANAGEMENT OF THE PARTNERSHIP

         4.01. Duties and Powers of the General Partners.

                  A. The Partnership will be managed and the conduct of its business will be controlled solely by the General Partners. Any action to be taken or determination to be made by the General Partners shall mean action taken or determination made by the General Partners acting by their unanimous approval.

                  B. Each General Partner, subject to the terms, conditions, restrictions and limitations contained herein, will possess all of the powers and rights of a general partner under the Act.

                  C. Except as otherwise provided in this Agreement, the Managing General Partner shall have the following powers and duties and the Managing General Partner is authorized on behalf of the Partnership to do or cause to be done the following at Partnership expense (subject, however, to the terms, conditions, restrictions and limitations contained herein):

                     (1) obtain title insurance on Partnership property, and execute all affidavits and other documents necessary in connection therewith (the identity of the title insurer and the amount, extent, nature, terms and conditions of the insurance coverage shall in all cases be subject to the approval of the Administrative General Partner);

                     (2) prepare and distribute, or cause to be prepared and distributed, the statements and reports described in Article VI hereof;

                     (3) with the prior approval of all General Partners, enter into agreements for long term, standby and any other loans to or borrowings by the Partnership; execute, with the prior approval of all of the General Partners and in the name and on behalf of the Partnership, all notes, mortgages and other agreements, instruments or documents necessary in connection therewith; and confess judgment against the Partnership as part of or in connection with any loan or borrowing by the Partnership approved by the General Partners; it being understood and recognized that unless the General Partners shall expressly agree to the contrary, every mortgage, note or other evidence of indebtedness, and every lease, sublease, contract or other agreement of any kind entered into by or on behalf of the Partnership shall contain a provision, satisfactory to the General Partners, limiting the claims of all third parties to the assets of the Partnership and expressly waiving all rights of such third parties to proceed against any Partner individually, or against any officer, director, shareholder or partner of a corporate or partnership Partner, except to the extent of their interest in the Partnership;

                     (4) with the prior approval of all General Partners, pay to any person or persons placing the same, in respect of the placing of any loans to or borrowings by the Partnership, a mortgage brokerage, placement or similar fee;

                     (5) enter into a leasing agency contract with Oliver Tyrone Pulver Corporation substantially in the form of Exhibit "C" hereto, which may be modified only with the consent of the Administrative General Partner. No other contract for leasing agency shall be entered into except with the consent of the Administrative General Partner.

                     (6) purchase and maintain fire and extended coverage; liability, workmen's compensation, rental loss and other insurance with respect to the Land, Project and other property of the Partnership, or otherwise, all in accordance with the provisions of Article IX hereof;

                     (7) enter into a management contract substantially in the form of Exhibit "D" attached hereto between the Partnership and Oliver Tyrone Pulver Corporation, which may be modified only with the consent of the Administrative General Partner. No other management contract shall be entered into except with the consent of the Administrative General Partner.

                     (8) prepare and deliver to each General Partner for its approval, on the date hereof and thereafter at least thirty (30) days prior to the beginning of each calendar year, an Operating Budget with respect to such calendar year. An Operating Budget containing budget categories for the current calendar year is attached hereto as Exhibit "D-1" (and, if the current calendar year is 1998, such categories have been completed). Each Operating Budget shall set forth all receipts projected for the period of such Operating Budget, all expenses, by category, of owning and operating the Project (including capital improvements not included in Project Costs) projected to be incurred during such period and a contingency reserve in an amount of not less than 10% of the other budgeted expenses. Each General Partner shall have fifteen (15) business days next following receipt to respond to such Operating Budget, and its failure so to respond within such fifteen day period shall be deemed an acceptance and approval of such Operating Budget. Following the approval of an Operating Budget by all General Partners, the Managing General Partner shall have the power to do all of the following with respect to the period covered by such approved Operating Budget without the consent or joinder of any other Partner, so long as the aggregate of expenditures for all items included (i) within the entire Operating Budget approved for such period does not exceed the total amount allocated therein, and (ii) within each category in the Operating budget approved for such period does not exceed (x) the total amount allocated therein for such category, plus (y) the amount of any unused contingency, plus (z) the amount unused or unneeded from any other category if the work or services covered in such other category have been fully performed to the satisfaction of all General Partners (and provided further that if the General Partners are unable to agree on an Operating Budget for any specific period, then the Managing General Partner shall be permitted to act under the most recently approved Operating Budget (without restriction for the amounts allocated for taxes, insurance and utilities) until the new Operating Budget is approved or unless the provisions of Section
7.06 hereof have become operative):

                         (a) effect normal operating repairs, replacements or
improvements to the Project, as needed, and, subject to subsection (b) below and the approved Operating Budget, any such work required by a tenant of the Project in connection with the leasing or releasing of space in the Project in the ordinary course of business;

                         (b) enter into leases for the occupancy of space in
the Project by tenants (including Partners or their affiliates), at rentals no less than those set forth in the then approved Operating Budget and on such lease form and within such leasing guidelines as may then have been approved by all General Partners;

                         (c) make all required payments of principal and
interest with respect to any indebtedness of the Partnership;

                         (d) pay all taxes and assessments levied against the
Land, Project and other property of the Partnership, or any part thereof;

                         (e) employ and dismiss from employment any and all
employees and agents, and obtain all legal, leasing, accounting and other services necessary in connection with the operation or management of the Project or other property of the Partnership; provided, however, that Managing General Partner shall have no right to dismiss the asset manager of the Project without the consent of Administrative General Partner; and

                         (f) generally, and except as expressly prohibited
herein, do all things in connection with any of the foregoing, generally manage and administer the day-to-day business and affairs of the Partnership and execute all documents on behalf of the Partnership in connection therewith, pay as a Partnership expense all costs or expenses connected with the operation or management of the Partnership or the Project (except as otherwise provided herein), and sign or accept all checks, notes and drafts on the Partnership's behalf except as otherwise provided herein all in a manner consistent with the Operating Budget.

                  D. The Managing General Partner shall meet with designated representatives of the Administrative General Partner on a quarterly or such other periodic basis as the General Partners may agree, at the offices of the Managing General Partner, to report on the operations of the Partnership and to report on and, if appropriate, jointly revise the Operating Budget, the development and marketing plans, and to consider and pass upon other matters which have been submitted to the Partners for their review or approval. In amplification of the foregoing, it is expressly recognized, acknowledged and agreed that all General Partners shall be permitted to, and intend to, participate actively in the management of the Partnership and its operations, including specifically, but without limitation, participation in: the review and approval of Operating Budgets; the review and revision of leasing plans and guidelines, and leasing and marketing plans and strategies; and the review of capital improvement plans for the Project.

                  E. No principal or other affiliate of the Managing General Partner shall be obligated to devote his or their exclusive time and effort to the affairs of the Partnership, but each shall devote so much of his or their time and effort to the management and other affairs of the Partnership as may be reasonably required to promote the purposes of the Partnership in an efficient, effective and diligent manner.

                     Notwithstanding anything to the contrary contained herein, the Managing General Partner shall be obligated to employ and maintain such employees and agents as shall be necessary in order to fully perform the duties described herein, including, but not limited to, the creation and distribution of monthly cash flow reports and balance sheets. The Partnership shall reimburse the Managing General Partner for the expenses of such employees and agents allocated to the affairs of the Partnership.

                  F. No General Partner shall be liable, responsible or otherwise accountable to the Partnership or to any Partner for any acts or omissions in good faith performed or omitted by it or on its behalf in furtherance of the interests of the Partnership and within the scope of the authority hereunder, unless such acts or omissions were fraudulent, in bad faith or a result of wanton and willful misconduct or gross negligence. In amplification of the foregoing, no General Partner shall be deemed to have violated any of its responsibilities or duties hereunder if the performance of such responsibilities or duties shall require the consent or approval of another Partner or Partners and if such consent or approval shall have been withheld.

         4.02. Fees, Compensation and Reimbursement of Expenses. Except as expressly set forth herein or in Exhibit "C" or "D" hereto, or as approved in writing by all the General Partners, no Partner, no affiliate of a Partner, no shareholder, officer, director or partner of a Partner or any affiliate, and no corporation or any other entity owned or controlled by a Partner or by any affiliate shall be entitled to any fees or other compensation, including without limitation any brokerage or other commission or any other payment or compensation on account of the leasing, operations, management, financing, refinancing or sale of the Land or the Project or of any interest therein or part thereof.

         4.03. Concerning the Limited Partners. The Limited Partners shall not take part in the management or control of the business of the Partnership, nor shall the Limited Partners have any personal liability with respect to liabilities and obligations of the Partnership. Each Limited Partner, by its execution hereof and without in any way limiting the powers and authority of the General Partners contained elsewhere herein, hereby expressly consents to the sale, mortgaging, leasing, exchange or other disposition of the Project or any interest therein or part thereof and to any confession of judgment against the Partnership, each of the foregoing to be on such terms and conditions as the General Partners may approve.

         4.04. Sale or Refinancing. No General Partner shall have the power or authority, without the written joinder, consent and approval of all the General Partners: (i) to sell, exchange, lease or otherwise dispose of (or enter into any contracts for any such sale, exchange, lease or other disposition of) all or any portion of the Land, Project or other Partnership property, or modify any of the terms of any of the foregoing; or (ii) to borrow, whether such loans are secured or unsecured, any funds on behalf of the Partnership or refinance, increase, consolidate, extend or otherwise modify any of the terms of any Partnership indebtedness. None of the foregoing limitations shall require the consent, approval or any other action by any Limited Partner; nor shall such limitations be applicable to the lease of space in the Project in the ordinary course of Partnership business, and the Managing General Partner, on behalf of the Partnership, shall be permitted from time to time to enter into such leases without the approval of any other General Partner if such leases are in accordance with the then approved Operating Budget and schedule of rents, and are on the other terms and conditions, required by Section 4.0l.C(8)(b) above.

         4.05. Bank Accounts. All funds of the Partnership will be deposited in a bank located in Philadelphia, Pennsylvania, in such Partnership bank account or accounts as designated from time to time by the General Partners. Withdrawals from any such bank account or accounts will be made upon such signature or signatures as the General
Partners may from time to time designate.

         4.06.    Consents and Approvals.

                  A. Except as otherwise expressly provided for in Section 4.06(B) hereof or elsewhere in this Agreement, whenever a Partner desires to take any action which requires the consent or approval of any or all of the Partners, the requesting Partner shall give written notice thereof (delivered in accordance with the requirements of Article XI hereof) to each Partner from whom any such consent or approval is required, describing the proposed action in sufficient detail to enable such Partner or Partners to exercise an informed judgment with respect thereto. As soon as practicable thereafter, each such Partner shall give the requesting Partner written notice (delivered in accordance with the requirements of Article XI hereof) that it either consents to or approves, or does not consent to or approve the proposed action (setting forth its reasons therefor if it does not so consent or approve). In the event that any such Partner fails to respond (as provided herein) on or before the fifteenth (15th) business day following notice (as provided herein) of any such proposed action by a Partner, that Partner shall be conclusively presumed to have consented to or approved such action.

                  B. Whenever the Managing General Partner shall require on an expedited basis the consent of the other General Partner in connection with a proposed deviation from the adopted leasing terms or lease form not permitted by the leasing guidelines established pursuant to Subsection 4.01.C(8) (b) hereof, or a proposed deviation from an Operating Budget adopted by the General Partners pursuant to Subsection 4.0l.C(8) hereof, the Managing General Partner shall notify the Administrative General Partner of such proposed change or deviation in writing. If Administrative General Partner shall fail to approve or disapprove of such deviation within forty-eight (48) hours after receipt by Administrative General Partner of written request therefor, Administrative General Partner shall be conclusively presumed to have consented to or approved such action.

         4.07. Concerning Persons Other Than Partners. The limitations on the actions of the General Partners contained in this Article IV shall be effective only as among the Partners themselves, and shall not be binding upon or have any effect on persons other than Partners dealing with the General Partners, including without limitation any lender or mortgagee, all of whom shall be entitled to presume (without the necessity of any inquiry whatsoever) that any General Partner has complete, unlimited and exclusive authority to borrow money and to manage, supervise, control, transfer, sell, convey, pledge, mortgage, encumber, lease or otherwise dispose of, or contract with respect to, all or any part of the Partnership's property.

         4.08. Indemnification of the General Partners. The Partnership shall indemnify, defend and hold harmless each General Partner, each officer or director of a corporate General Partner and each partner of a partnership General Partner and each trustee or officer of any such partner, and any other person acting as agent of any General Partner of the Partnership and to which agent the General Partners shall specifically and in writing have conferred rights under this Section 4.08, against any loss, expense, damage, claim, liability, obligation, judgment or injury suffered or sustained by him, it, them or any of them by reason of any act, omission or alleged act or omission by him, it, them or any of them arising out of his, its or their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, without limitation, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses as incurred in connection with the defense of any actual or threatened actions, proceedings or claims, all costs of which shall be charged to and paid by the Partnership as incurred; provided, however, that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based were performed or omitted in good faith and were not fraudulent, in bad faith or as a result of wanton and willful misconduct or gross negligence by the party to be indemnified, defended and held harmless under this Section.

         4.09.    Representations and Warranties of the Managing General
                  Partner.

                  A. To induce Administrative General Partner to become a Partner of the Partnership, the Managing General Partner hereby represents, warrants and certifies to Administrative General Partner that it has no actual knowledge contrary to any of the following:

                     (1) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Partnership conducts no business other than the ownership, management and operation of the Project. The Partnership has the power and authority to own its property, and to carry on its business as presently conducted or contemplated. The Partnership is not in violation of any term of the Original Agreement, as amended to date. The Partnership has not, to the knowledge of the Managing General Partner, committed any material default in the obligation to pay money under any indenture, mortgage, agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, nor has the Partnership received any notice that it has committed any other material default under any of the foregoing.

                     (2) (A) Except as set forth in subsections 2(B) and 2(C) hereof, the execution and delivery of this Agreement (including the admission of the Administrative General Partner as a Partner of the Partnership) will not result in the violation of any of the terms of the Original Agreement, as amended to date, and will not result in a breach of, or constitute a default under, any indenture, mortgage or agreement to which the Partnership is a party or by which its assets are bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on the Partnership or on any of its assets, or result in the creation or imposition of any mortgage, lien, charge, assessment, encumbrance, claim or restriction on such assets or give to others any interest or rights therein or create in any third party the right to modify, terminate, accelerate or otherwise declare a default under any instrument or contract to which the Partnership is a party or by which its assets are bound.

                         (B) Notwithstanding anything to the contrary
contained in herein, Administrative General Partner acknowledges that Managing General Partner has provided Administrative General Partner with copies of (1) a Promissory Note in the original principal amount of Two Hundred Seventy-Two Thousand Nine Hundred Dollars ($272,900.00) increased to Five Hundred Thousand Dollars ($500,000.00), from the Partnership to the Redevelopment Authority of the County of Montgomery (the "RDA"), (2) a Promissory Note in the stated principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) from the Partnership to the RDA and (3) a Promissory Note in the stated principal amount of Three Million Three Hundred Thirty Thousand Dollars ($3,330,000.00) from the Partnership to the Borough of Conshohocken (the "Borough"), together with the loan agreements, mortgages, assignment of leases, mortgage subordination agreements and all other agreements executed in connection therewith as listed on Exhibit "E" attached hereto and made a part hereof (all such documents, collectively, the "Subordinate Debt Documents"). Administrative General Partner acknowledges and agrees that, except as specifically set forth in the following sentence, Managing General Partner makes no representations with respect to the effect, if any, of this Agreement upon, or the correctness of the representations and warranties contained in this Agreement with respect to, such notes, loan agreements, mortgages, mortgage subordination agreements or other agreements or the loans evidenced thereby. Managing General Partner represents and warrants that (i) there are no material Subordinate Debt Documents except those which have been delivered to Administrative General Partner and (ii) Managing General Partner has received no notice that the execution and delivery of this Agreement (including the admission of the Administrative General Partner as a Partner of the Partnership) will result in a breach of, or constitute a default under any of the Subordinate Debt Documents or result in the creation or imposition of any additional lien, charge, assessment, encumbrance, claim or restriction on the Project, or any portion thereof, or give to the holders of the Subordinate Debt Documents any additional interest or rights in the Project or create any right to modify, terminate, accelerate or otherwise declare a default under the Subordinate Debt Documents.

                         (C) Notwithstanding anything to the contrary herein,
Administrative General Partner acknowledges that the Partnership intends, immediately following the execution and delivery of this Agreement, to prepay all sums due and payable under that certain Note (the "AFL Loan") in the original principal amount of Eight Million Six Hundred Seventy-Three Thousand Dollars ($8,673,000.00) in favor of Mercantile-Safe Deposit & Trust Company, dated August 17, 1992, which Note is secured by a mortgage recorded August 26, 1992 in Mortgage Book 6952, Page 27 in the Office for the Recording of Deeds and Mortgages in and for Montgomery County, Pennsylvania. The prepayment of such indebtedness shall be governed by the terms and conditions of a certain Project Participation Agreement dated as of November 3, 1997 by and among, among other parties, Brandywine Operating Partnership, L.P., Managing General Partner, Administrative General Partner Four Oliver Tower Associates and Limited Partner.

                     (3) Except for: (i) liabilities disclosed in the balance sheet (the "Balance Sheet") attached as Exhibit "F" hereto (which Balance Sheet (a) has been prepared in accordance with the books and records of the Partnership and (b) fairly presents the Partnership's financial position as of its date), (ii) liabilities arising in the ordinary course of business since the date of the Balance Sheet consistent with past practice, including, but not limited to, liabilities to tenants, and
(iii) liabilities of the Partnership not disclosed in the Balance Sheet which have arisen since the date of the Balance Sheet (A) which are less than One Thousand Dollars ($1,000) individually or (B) which exceed One Thousand Dollars ($1,000.00) and are identified on Exhibit "G" hereto, the Partnership is not subject to liabilities of any nature, whether matured or unmatured, fixed or contingent. Such Balance Sheet reflects that current assets exceed current liabilities (other than any liability which arises in connection with the prepayment of the first mortgage loan intended to be repaid at the time this Agreement is executed by both parties).

                     (4) All federal, state and local tax returns and reports of the Partnership required by law to be filed have been duly and timely filed (or extensions of the same have been timely filed), and all taxes, assessments, fees and other governmental charges on or against the Partnership or upon its properties, assets, income or franchises which are shown thereon and for which a penalty or interest would be payable if such tax were not paid prior to the date hereof have been paid.

                     (5) Since the date of the Balance Sheet, there has not been any (i) material adverse change in the financial condition or in the operations, business or property of the Partnership or (ii) damage, destruction or loss, whether covered by insurance or not, adversely affecting the operations, business or property of the Partnership. Administrative General Partner acknowledges and agrees that the termination of the Lease with Bryn Mawr Trust approximately three (3) months prior to its scheduled expiration does not constitute a material adverse change and that Administrative General Partner is executing this Agreement with the understanding that the Partnership's liabilities may include commissions, tenant fit-up allowances and tenant inducements for Hayden Real Estate, Inc. entering into Bryn Mawr Trust's space, all as disclosed in other Exhibits hereto.

                     (6) Except as set forth on Exhibit "H" attached hereto and made a part hereof, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation, pending or, to the best of its knowledge, threatened, which might adversely affect the business or property of the Partnership other than claims which are covered by insurance.

                     (7) The Partnership is not a party to, and is not bound by, any material contract, agreement or other paper regarding the Project which is not terminable by the Managing General Partner at will without further liability, upon not more than thirty (30) days' notice, except as specifically identified in Exhibit "I" and the service contracts listed on Schedule "J" hereto. Where copies of any agreements have been delivered by the Managing General Partner or the Partnership to Administrative General Partner, whether prior to or pursuant to this Agreement, in each case, such copies: (i) are exact copies of the originals of said documents, as executed and delivered by all of the parties thereto; (ii) to the best of Managing General Partner's knowledge, constitute, in each case, the entire agreement between the parties thereto with respect to the subject matter thereof, and the original instruments in the form delivered to Administrative General Partner are now in full force and effect, and valid and enforceable in accordance with their respective terms, and no party thereto has issued any notice of default, and no claim of default by any party has been made or is now pending; and (iii) have not been changed or amended except for amendments, if any, specifically referred to therein.

                     (8) No proceeding is now pending or, to the best of Managing General Partner's knowledge, threatened, for the acquisition or condemnation of the Building or any access thereto or any parking area, by eminent domain for any public or quasi-public use or purpose.

                     (9) There are no persons employed by the Managing General Partner or the Partnership in connection with the operation and maintenance of the Project.

                     (10) Exhibit "J" attached hereto is a complete list of all existing service, equipment, supply and maintenance contracts with respect to or affecting the Project (the "Service Contracts"). The Partnership has performed all obligations then due and not contested under all of the Service Contracts. Any amount subject to dispute in excess of $2,500 is listed on Exhibit "I" hereto.

                     (11) There are no public improvements in the nature of off-site improvements, or otherwise, which have been ordered to be made and of which Managing General Partner has received notice and which have not heretofore been assessed, and, to the Managing General Partner's actual knowledge, there are no special or general assessments currently affecting or pending against the Project other than the reassessment of properties generally in Montgomery County. Administrative General Partner acknowledges and agrees that Managing General Partner has advised the Administrative General Partner that the tenant under the Parking Deck Agreement has obtained an exemption of the premises leased under the Parking Deck Agreement, as hereinafter defined, from real estate taxes. The tenant under such agreement previously had been responsible for approximately 3.15% of the real estate taxes on the Project. Managing General Partner makes no representation or warranty as to the effect, if any, of such tax exemption on the taxes otherwise applicable to the Project or the portion thereof which is required to be reimbursed by other tenants.

                     (12) There are no oral or written leases or rights of occupancy in any portion of the Property other than the leases (the "Leases") listed on the rent roll attached hereto as Exhibit "K" and the Parking Deck Agreement referenced on Exhibit "K-1" (the "Parking Deck Agreement"). Exhibit "K" or the copies of the leases identified therein previously delivered to Administrative General Partner identify as of the date of such rent roll with respect to all Leases other than the Parking Deck Agreement: (i) each tenant of the Property, (ii) the date that tenant commenced occupancy under the Lease, (iii) the expiration date of that tenant's Lease, (iv) the annual base rent, (v) arrearages, if any, in the payment of base rent, (vi) the amount of base rent prepaid more than forty-five (45) days in advance, if any, (vii) a description of the documents constituting said tenant's Lease, including all amendments, modifications, and letter agreements; and (viii) any options to renew, extend, purchase, cancel or terminate. Except as set forth in Exhibit "K", no tenant has notified the Managing General Partner or the Partnership that the Partnership is in default under any of the Leases, or asserted any claim or basis for any right of setoff against the landlord or the rent under the Leases. Except as assigned to the RDA and the Borough under the mortgages and lease assignments previously delivered to Administrative General Partner (as well as the AFL Loan to the extent the same has not been discharged), the Partnership has the sole right to collect rents under the Leases with respect to its Property, and neither such right nor any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered by the Partnership except as additional collateral for the existing mortgage upon the Property which shall be satisfied immediately upon the execution of this Agreement. No holder of any such collateral assignment has exercised any of its right to collect such rents. Each of the Leases is in the form of lease previously delivered to Administrative General Partner, is valid and subsisting and in full force and effect; except for subleases noted on the rent roll and except for licensees and occupants under the Parking Deck Agreement, the Landlord has not received notice of any other subleases or assignments; and the rents set forth in Exhibit "K", except as noted thereon, are the actual base and net rents, respectively, scheduled to be collected by the Partnership for the current lease year under the respective Leases. Except for approximately 1,250 square feet of space which may be occupied by Hayden Real Estate and which is being vacated by Bryn Mawr Trust approximately three (3) months prior to the expiration of the term of the lease of Bryn Mawr Trust, any tenant improvements which the Partnership is obligated to complete pursuant to any Lease (or any unsigned lease proposal or lease amendment) have been completed as of this date, all costs therefor have been or shall be paid by the Partnership, and all of the Partnership's work has or shall have been accepted by the Tenant without exception, other than routine punch list items. Except as expressly set forth in the Leases, no tenant or other person has any right or option to acquire the Project or to terminate any of the rights currently appurtenant to the Project, or any part thereof. There are no security deposits being held with regard to any tenant's Lease.

                     (13) The Managing General Partner has received no written notice from any governmental authority stating that the Property does not comply with any law, and there are no outstanding written notices of violations issued by any governmental authority having jurisdiction over such Property.

                     (14) The Managing General Partner has received no summons, citation, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on Managing General Partner's (or the Partnership's) part which (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or (b) related in any way to the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes.

                     (15) Exhibit "L" attached hereto contains a true and correct certificate regarding the insurance affecting the Project and the operation thereof. The Managing General Partner has not received any written notice from any insurance company, board of fire underwriters or rating organization (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been addressed and fully cured or corrected, or (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) claiming any default which, if not corrected, would result in a cancellation of insurance coverage.

                     (16) No brokerage or leasing commission or other compensation will be due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Leases, or any extensions or renewals thereof except as set forth on Exhibit "M" hereto.

                     (17) The Partnership does not constitute a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the "Code").

                     (18) Exhibit "N" is a correct and complete list of all real estate taxes, insurance, water and sewer rents and heat, electric, gas, fuel oil and trash collection charges applicable to the Project and paid by the Partnership for calendar year 1996.

                     (19) Except as granted to Administrative General Partner under this Agreement or listed on Exhibit "O", the Partnership has granted no agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of any portion of the Project or of any interests therein or in the ownership thereof, or which otherwise affect any portion of the Project.

                     (20) The highway occupancy permit required for vehicular access to and from the Project to adjoining public streets has been obtained and fully paid for.

                     (21) Any and all applicable charges, fees and assessments (including, without limitation, condominium fees, association fees and the like, to the extent applicable) and any and all other sums due under declarations, cross-easements and like agreements to which the Property may be subject and of which Managing General Partner has knowledge, have been paid, and no special assessments thereunder are pending, and all consents and approvals required to be obtained under any such declarations, cross-easements and like agreements have been obtained pursuant to the requirements of such documentation. Notwithstanding the foregoing, the Partnership has agreed to contribute a portion of the cost of maintenance of common areas maintained by the various buildings known as Tower Bridge, including, but not limited to street sweeping certain streets within the Borough of West Conshohocken and maintenance of landscaping in area bounded by Matsonford Road and the on ramps to 76 and 476, and similar types of maintenance. The rate of such maintenance is approximately one-half of the rate per square foot charged to cooperating buildings located in West Conshohocken. There is no written evidence of this agreement. The portion of the cost of such maintenance charged to the Partnership for 1997 was approximately $3,000.

                     (22) Except as set forth on Exhibit "P" hereto, if any, the Partnership is not party to any material development, tri-party or similar agreement with any county, municipal and other governmental and quasi-governmental agencies and authorities respecting the ownership, development and operation of the Property and all portions thereof.

                     (23) The Managing General Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Partnership conducts no business other than its interest as a Partner of the Partnership. The Managing General Partner has the power and authority to own its property, and to carry on its business as presently conducted or contemplated. The Managing General Partner is not in violation of any term of the Original Agreement, as amended to date. The Managing General Partner has not, to its knowledge, committed any material default in the obligation to pay money under any indenture, mortgage, agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, nor has the Managing General Partner received any notice that it has committed any other material default under any of the foregoing.

                     (24) The execution and delivery of this Agreement (including the admission of the Administrative General Partner as a Partner of the Partnership) will not result in a breach of, or constitute a default under, any indenture, mortgage or agreement to which the Managing General Partner is a party or by which its assets are bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on Managing General Partner or on any of its assets, or result in the creation or imposition of any mortgage, lien, charge, assessment, encumbrance, claim or restriction on such assets or give to others any interest or rights therein or create in any third party the right to modify, terminate, accelerate or otherwise declare a default under any instrument or contract to which the Managing General Partner is a party or by which its assets are bound. Notwithstanding anything to the contrary contained herein, Administrative General Partner acknowledges that Managing General Partner has provided Administrative General Partner with copies of the Subordinate Debt Documents, as defined above, and that Managing General Partner's representations with respect thereto are limited as set forth in subsection (2), above.

                     (25) Donald W. Pulver owns at least fifty-one percent of the partnership interests in capital and profits of Managing General Partner.

                  B. The foregoing representations, warranties and covenants shall survive for a period of one (1) year after the date hereof, including, but not limited to, any portion of such period following the withdrawal by or removal of the Managing General Partner as a Partner of the Partnership.

                  C. The Managing General Partner shall indemnify and hold Administrative General Partner harmless from and against any losses, claims, damages or expenses, including reasonable attorneys' fees, resulting either directly or indirectly from any breach of a warranty or representation during the period of its survival contained in this Section 4.09.

                  D. Notwithstanding anything to the contrary contained herein, Administrative General Partner shall have no claim for damages for a breach of any representation or warranty under this Section 4.09 unless such damages exceed $10,000 for any one breach (in which case recovery shall be permitted on account of such breach) or $30,000 for the aggregate of all breaches (in which case recovery shall be permitted on account of all such breaches).

                  E. Administrative General Partner acknowledges and agrees that Managing General Partner makes no representation or warranty with respect to the physical condition of the Project, the structural or environmental condition thereof, any repairs or replacements required thereto or the Net Cash Flow, Net Refinancing Proceeds or Net Sales Proceeds which will be generated by the Project. Any projections of cash flow used in negotiations are meant purely as an example of possible outcomes and do not constitute a representation or warranty of future profitability of the Project.

         4.10. Representations and Warranties of the Administrative General Partner.

                  A. To induce Managing General Partner and Limited Partner to execute this Second Amended and Restated Agreement of Limited Partnership, the Administrative General Partner hereby represents, warrant and certifies to Managing General Partner, that it has no actual knowledge contrary to any of the following:

                     (1) Administrative General Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Administrative General Partner has the power and authority to own its property, and to carry on its business as presently conducted or contemplated. The Administrative General Partner has not, to its knowledge, committed any material default in the obligation to pay money under any indenture, mortgage, agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, nor has the Administrative General Partner received any notice that it has committed any other material default under any of the foregoing.

                     (2) The execution and delivery of this Agreement (including the admission of the Administrative General Partner as a Partner of the Partnership) has been authorized by all necessary action of its general partner and will not result in a breach of, or constitute a default under, any indenture, mortgage or agreement to which the Administrative General Partner is a party or by which its assets are bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on the Administrative General Partner or on any of its assets, or result in the creation or imposition of any mortgage, lien, charge, assessment, encumbrance, claim or restriction on the Project or any of Administrative General Partner's such assets or give to others any interest or rights therein or create in any third party the right to modify, terminate, accelerate or otherwise declare a default under any instrument or contract to which the Administrative General Partner is a party or by which its assets are bound.

                     (3) Since the date of the balance sheet included in the Annual Report on Form 10-K for the year ended December 31, 1997, there has been no material adverse change in the financial condition of Brandywine Operating Partnership, L.P. ("BOP").

                     (4) All federal, state and local tax returns and reports required by law to be filed by Administrative General Partner and BOP have been duly and timely filed (or extensions of the same have been timely filed), and all taxes, assessments, fees and other governmental charges on or against the Administrative General Partner or upon their respective properties, assets, income or franchises for which a penalty or interest would be payable if such tax were not paid prior to the date hereof.

                     (5) There is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation, pending or, to the best of its knowledge, threatened, which might materially and adversely affect the business or property of the Administrative General Partner of BOP.

                     (6) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein in the manner herein provided will violate any agreement to which the Administrative General Partner or BOP is a party or by which either of them is bound, or any law, order or decree.

                  B. The foregoing representations, warranties and covenants shall survive for a period of one (1) year after the date hereof, including, but not limited to, any portion of such period following any withdrawal by or removal of the Administrative General Partner as a Partner of the Partnership.

                  C. The Administrative General Partner shall indemnify and hold the Partnership, Managing General Partner and Limited Partner harmless from and against any losses, claims, damages or expenses, including reasonable attorneys' fees, resulting either directly or indirectly from any breach of a warranty or representation during the period of its survival contained in this
Section 4.10.

                  D. Notwithstanding anything to the contrary contained herein, Managing General Partner shall have no claim for damages for a breach of any representation or warranty under this Section 4.10 unless such damages exceed $10,000 for any one breach (in which case recovery shall be permitted on account of such breach) or $30,000 for the aggregate of all breaches (in which case recovery shall be permitted on account of all such breaches).

         4.11. Certain Definitions. Where representations are made to the "knowledge," "actual knowledge," "or best of actual knowledge," or equivalent words are used, unless specifically otherwise stated herein, such representations are intended to reflect that the president of the general partner of the Managing General Partner, as to Managing General Partner, and the president of the member of the limited liability company which is the general partner of the Administrative General Partner, as to Administrative General Partner, have no actual knowledge to the contrary, but (a) shall not mean such individuals are charged with the knowledge of the acts, omissions or knowledge of any agents or employees of the entities making such representations; and (b) shall not mean information or material which may be in the position of the entity generally or incidentally, but which is not actually known to the individuals described above. None of the individuals described above shall have any personal liability based upon this Agreement, including, but not limited to, the representations and warranties contained herein.

         4.12.    Pledges.

                  A. Upon the terms hereof, Managing General Partner hereby grants to Administrative General Partner a security interest in and to the Managing General Partner's interest under this Agreement as security for Managing General Partner's obligations arising under Section 4.09 of this Agreement. Administrative General Partner shall have no right to sell, convey, assign, pledge, hypothecate, or otherwise dispose of or encumber all or any part of the security interest granted hereby. Such security interest shall expire automatically by its terms on the date which is one (1) year after the date hereof unless prior to that time Administrative General Partner shall have commenced a proceeding in law or in equity against Managing General Partner pursuant to which Administrative General Partner, in good faith, seeks damages by reason of a breach of the representations, warranties and certifications contained in Section 4.09 hereof.

                  B. Upon the terms hereof, Administrative General Partner hereby grants to Managing General Partner a security interest in and to the Administrative General Partner's interest under this Agreement as security for Administrative General Partner's obligations arising under Section 4.10 of this Agreement. Managing General Partner shall have no right to sell, convey, assign, pledge, hypothecate, or otherwise dispose of or encumber all or any part of the security interest granted hereby. Such security interest shall expire automatically by its terms on the date which is one (1) year after the date hereof unless prior to that time Managing General Partner shall have commenced a proceeding in law or in equity against Administrative General Partner pursuant to which Managing General Partner, in good faith, seeks damages by reason of a breach of the representations, warranties and certifications contained in Section 4.10 hereof.

                                   ARTICLE V

                         DISTRIBUTIONS AND ALLOCATIONS

         5.01. Distributions of Net Cash Flow. All Net Cash Flow, if any, realized by or available to the Partnership for or during each Fiscal Year shall be paid or distributed no less frequently than quarterly in the following order of priority to the extent available:

                  A. To the Partners in repayment of the entire principal amounts of any outstanding Partners' Priority Loans, together with all accrued but unpaid interest thereon, first on account of accrued interest thereon (in proportion to the interest so accrued) and then in repayment of the principal amounts thereof (in proportion to the respective outstanding amounts of principal);

                  B. Next, to Administrative General Partner, in satisfaction of the unpaid BOP Preferred Cumulative Return;

                  C. Next, to the Partners in repayment of the entire principal amounts of any outstanding Partners' Loans, together with all accrued but unpaid interest thereon, first on account of accrued interest thereon (in proportion to the interest so accrued) and then in repayment of the principal amounts thereof (in proportion to the respective outstanding amounts of principal);

                  D. Next, to the Partners, in proportion to the respective accrued amounts of their Preferred Cumulative Returns, in satisfaction of their then unpaid Preferred Cumulative Return;

                  E. Next, to the Partners, in proportion to their respective Additional Capital Balances, in reduction of their Additional Capital Balances, until such time as their respective Additional Capital Balances shall have been reduced to zero (but if such Additional Capital Balances shall at any time thereafter be increased, then this paragraph E shall again be operative); and, thereafter,

                  F. To all Partners in accordance with their respective Participation Percentages,

         5.02. Distributions of Net Refinancing Proceeds and Net Sale Proceeds. All Net Refinancing Proceeds and Net Sale Proceeds, if any, realized by or available to the Partnership shall be distributed in the following order of priority to the extent available:

                  A. To the Partners in repayment of the entire principal amounts of any outstanding Partners' Priority Loans, together with all accrued but unpaid interest thereon, first on account of accrued interest thereon (in proportion to the interest so accrued) and then in repayment of the principal amounts thereof (in proportion to the respective outstanding amounts of principal);

                  B. Next, to Administrative General Partner in satisfaction of the then unpaid BOP Preferred Cumulative Return;

                  C. Next, to Administrative General Partner in reduction of its then outstanding BOP Preference Capital until such time as the BOP Preference Capital is reduced to zero;

                  D. Next, to the Partners in repayment of the entire principal amounts of any outstanding Partners' Loans, together with all accrued but unpaid interest thereon, first on account of accrued interest thereon (in proportion to the interest so accrued) and then in repayment of the principal amounts thereof (in proportion to the respective outstanding amounts of principal);

                  E. Next, to the Partners, in proportion to the respective accrued amounts of their Preferred Cumulative Return, in satisfaction of their then unpaid Preferred Cumulative Return;

                  F. Next, to the Partners, in proportion to their respective Additional Capital Balances, in reduction of their Additional Capital Balances, until such time as their respective Additional Capital Balances shall have been reduced to zero (but if such Additional Capital Balances shall at any time thereafter be increased, then this paragraph F shall again be operative); and, thereafter,

                  G. To all Partners in accordance with their respective Participation Percentages,

         5.03. Availability of Funds. The distributions to which the Partners are entitled pursuant to this Article V are conditioned upon the availability of funds to the Partnership, and such distributions do not and shall not constitute interest, nor is there any guarantee or obligation by the Partnership to make any distributions under this Agreement, except to the extent that the Managing General Partner determines, in accordance with the Operating Budget, that cash in excess of the requirements of the Partnership is available for distribution to the Partners.

         5.04 Tax Withholding. To the extent the Partnership pays any amount to any federal, state or local taxing authority as a result of any obligation to collect, pay over or withhold taxes with respect to any Partner's allocable share of Partnership income or gain, the amount so collected, paid over or withheld shall be treated for all purposes of this Agreement as having been paid or distributed to such Partner and shall reduce, on a dollar for dollar basis, amounts otherwise payable or distributable to such Partner under this
Article V. The Partnership may, in
the discretion of either General Partner, require each Partner to reimburse the Partnership, for any tax withholding payments made by the Partnership on behalf of such Partner.

         5.05     Allocation of Profits and Losses.

                  a. Profits. Profits for any Fiscal Year shall be allocated among the Partners in the following order of priority:

                     A. First, if any Partner has a deficit balance in his or its Capital Account, to the Partners in accordance with and to the extent of such deficit balances, until no Partner has a deficit balance in his or its Capital Account;

                     B. Next, if any Partner has a Cumulative Net Loss, to the Partners in accordance with and to the extent of their Cumulative Net Losses, until no Partner has a Cumulative Net Loss;

                     C. Next, if any Partner has received a payment on account of a BOP Preferred Cumulative Return, to such Partner until such Partner has a Cumulative Net Profit equal to the aggregate amount of such Partner's aggregate BOP Preferred Cumulative Return as of the end of the Fiscal Year to which such allocation relates;

                     D. Next, to the Partners entitled to receive payment on account of a Preferred Cumulative Return, until each such Partner has a Cumulative Net Profit equal to the aggregate amount of such Partner's aggregate Preferred Cumulative Return as of the end of the Fiscal Year to which such allocation relates;

                     E. Thereafter, to the Partners in accordance with their respective Participation Percentages.

                  b. Losses. Losses for any Fiscal Year shall be allocated among the Partners in the following order of priority:

                     A. If any Partner has a Cumulative Net Profit, then Losses shall be allocated to the Partners with Cumulative Net Profit, until no Partner has a Cumulative Net Profit, in the following order of priority:

                        i. First, Losses in an amount up to the amount of any Profits previously allocated under Section 5.05(a)(E) above shall be allocated among the Partners in the same manner as such Profits were previously allocated under Section 5.05(a)(E).

                        ii. Next, Losses in an amount up to the amount of any Profits previously allocated under Section 5.05(a)(D) above shall be allocated among the Partners in the same manner as such Profits were previously allocated under Section 5.05(a)(D);

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



                        iii. Next, Losses in an amount up to the amount of any Profits previously allocated under Section 5.05(a)(C) above shall be allocated among the Partners in the same manner as such Profits were previously allocated under Section 5.05(a)(C);

                     B. Next, if no Partner has a Cumulative Net Profit, Losses shall be allocated to the Partners in accordance with their respective Contribution Percentages; provided, however, that no Losses shall be allocated to a Partner under this Section 5.05(b)(B) to the extent that such allocation would cause or increase a deficit balance in such Partner's Hypothetical Capital Account;

                     C. Any remaining Losses shall be allocated (i) first, to the Partners (if any) with positive balances in their Hypothetical Capital Accounts, in proportion to and to the extent of such positive balances and
(ii) thereafter, any remaining Losses shall be allocated among the Partners in accordance with their respective interests in the Partnership, in accordance with Treasury Regulation Section 1.704-1(b)(3).

                  c. Allocations Upon Sale of Project. Gain or loss recognized upon the sale of all or substantially all of the assets of the Partnership shall be determined based upon the Book Value of the Partnership's assets and shall be allocated so that, to the maximum extent possible, (i) no Partner has a negative balance in its Capital Account and (ii) the positive balance in each Partner's Capital Account (as determined immediately prior to the distribution of Net Sales Proceeds) equals the aggregate amount of liquidating distributions such Partner is entitled to receive upon the liquidation of the Partnership under Section 10.03 below.

                  d. Changes in Interests. If the respective interests of the Partners in the Partnership change during any Fiscal Year, then the amount of all items to be allocated, credited or charged to the Partners for such entire Fiscal Year (other than items of gain or loss from a sale of all or substantially all of the Partnership's assets, which shall be allocated under the interim closing of the books method) shall be allocated to the portion of such Fiscal Year which precedes the date of each such change and to the portion of the Fiscal Year which occurs on and after the date of each such change, in proportion to the number of days in each such portion, and the amounts of the items so allocated to each such portion shall be allocated, credited or charged to each of the Partners in proportion to their respective interests during each such portion of the Fiscal Year in question. Notwithstanding the foregoing, the Managing General Partner may elect to use the closing of the books method or any other method allowed by the Treasury Regulations in the event that a new Partner is admitted to the Partnership or an existing Partner is redeemed during a Fiscal Year.

                  e. Regulatory Allocations. Notwithstanding any other provisions to the contrary in this Agreement, the following provisions shall apply:

                     A. All Nonrecourse Deductions for each Fiscal Year shall be allocated to the Partners in proportion to their respective Contribution Percentages. For purposes of

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


Regulation Section 1.752-3, all excess nonrecourse liabilities of the Partnership will be allocated among the Partners in proportion to their respective Contribution Percentages.

                     B. All Partner Nonrecourse Deductions for each Fiscal Year shall be allocated to the Partners who bear the economic risk of loss with respect to the Partner Nonrecourse Debt giving rise to such deductions, in accordance with Treasury Regulation Section 1.704-2(i)(1).

                     C. Any Partner who unexpectedly receives an adjustment, allocation or distribution described in clauses (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) which produces a deficit in its Hypothetical Capital Account shall, to the extent required by the Treasury Regulations, be allocated items of income and gain in amount and manner sufficient to eliminate the deficit in its Hypothetical Capital Account as quickly as possible. This Section 5.05(e)(C) is intended to comply with the "qualified income offset" requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3), and shall be interpreted consistently therewith.

                     D. If there is a net decrease in Minimum Gain during a Fiscal Year, then before any other allocation is made for such year, the Partners shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions necessary to satisfy the requirements of a "minimum gain chargeback" under Treasury Regulation Section 1.704-2(f).

                     E. If there is a net decrease in Partner Minimum Gain during a Fiscal Year, then before any other allocation is made for such year, the Partners shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions necessary to satisfy the requirements of a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4).

                     F. The allocations set forth in subsections A through E above (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Section 5.05 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Partner should be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

                  f. Contributed/Revalued Property. If any property is contributed to the Partnership in kind, or if the Book Value of any Partnership property is adjusted pursuant to applicable Regulations under section 704(b) of the Code and this Agreement, all income, gain, loss and deduction with respect to such contributed or revalued property shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial or revalued Book Value, in such manner as the General Partner may determine in accordance with section 704(c) of the Code, the Treasury Regulations promulgated thereunder and Treasury Regulation Section 1.704-1(b)(4)(i). Allocations pursuant to this Section 5.05(f) are solely for purposes of federal and state taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profit, Loss or distributions pursuant to any provision of this Agreement.

                  g. Knowledge of Tax Consequences. The Partners are aware of and consent to the income tax consequences of the allocations made by this
Section 5.05. The Partners hereby agree to be bound by the provisions of this
Section 5.05 in reporting their shares of Partnership income and loss for income tax purposes. Upon the advice of an outside accountant or of legal counsel to the Partnership, this Section 5.05 may be amended from time to time by the Managing General Partner as may be necessary to comply with Section 704 of the Code and the Treasury Regulations promulgated thereunder; provided, however, that no such amendment shall become effective without the consent of those Partners who would be materially adversely affected thereby.


                                  ARTICLE VI

                        BOOKS AND RECORDS; TAX MATTERS

         6.01. Accounting. Except as may be otherwise directed by all General Partners, the Partnership shall maintain its books and records on a cash basis and shall prepare (i) financial statements on the accrual basis used for federal income tax purposes, and (ii) income tax returns on the accrual method of accounting and on a calendar year basis. Appropriate records will be kept so that upon each closing of the Partnership books it is possible to determine, among other items defined in this Agreement: (i) the amount of capital actually contributed by each Partner; (ii) the amount of cash or other property distributed to each Partner; (iii) the effect, if any, of all Partnership items of income, gain, loss, deduction or credit on each Partner's Capital Account; and (iv) the amount of Partners' Priority Loans, Partners' Loans, Additional Capital Contributions, Capital Balances (including, but not limited to, BOP Preference Capital), Net Cash Flow, Net Refinancing Proceeds, Net Sale Proceeds, and Preferred Cumulative Returns.

         6.02.    Statements.

                  A. Within thirty (30) days after the close of each calendar year, the Managing General Partner shall endeavor to furnish, at Partnership expense, to each Partner, with respect to such calendar year, (i) a profit and loss statement, (ii) a statement of source and application of funds, (iii) a Partnership balance sheet as of the close of such fiscal year, and (iv) such other statements showing in detail each Partner's interest in each of the items described in Section 6.01. hereof. The foregoing statements shall be audited by certified public accountants acceptable to all of the General Partners, and the cost of preparing the statements and the cost of each such audit shall be paid for by the Partnership.

                  B. The Managing General Partner shall have prepared (at Partnership expense) and shall provide the other General Partners with the following additional materials: (i) quarterly reports, submitted not later than the twentieth (20th) day following the close of each calendar quarter, which shall include a rent roll indicating tenants, lease term, monthly rent and space or suite identification, and space available for lease; (ii) at the specific request of any of the other General Partners (a) copies of the disbursements ledger detailing payees, dates, and amounts of disbursements,
(b) copies of the cash receipts ledger detailing the tenant, and other receipts, date of deposit, and amount of the receipt, (c) copies of bank statements and cash reconciliations for all bank accounts, (d) journal entries and explanations thereof, and (e) trial balances; (iii) a quarterly reconciliation form (in form and in detail reasonably satisfactory to the requesting General Partner) detailing all Partnership distributions of cash flow; and (iv) quarterly unaudited balance sheets and income statements prepared on the cash method of accounting, to be received within twenty (20) days of the close of the fiscal quarter.

         6.03. Inspection. All books of account and all other records of the Partnership (including an executed counterpart of this Agreement and all amendments hereto, and an executed counterpart of the Certificate and all amendments thereto) shall at all times be kept by the Managing General Partner at the Partnership's place of business and may be inspected at any reasonable time by any Partner.

         6.04.    Tax Matters.

                  A. The Managing General Partner shall cause, at Partnership expense, to be prepared and filed all income tax returns for the Partnership on an accrual basis and shall furnish copies thereof to all Partners. At least thirty (30) days prior to the filing of any tax return for the Partnership with the Internal Revenue Service), the Managing General Partner shall deliver to each other General Partner for its review and written approval before such filing a draft copy of the Partnership's U.S. Partnership Return of Income for such fiscal year (which copy shall be prepared by the Partnership's regular certified public accountants, shall be delivered in accordance with the requirements of Article XI hereof, and shall be accompanied by (i) a reconciliation, prepared by such accountants, between the Partnership's financial statements and tax returns; and (ii) a breakdown, prepared by such accountants, of Project components qualifying for investment tax credit).

                  B. The Managing General Partner shall, within five (5) days of receipt thereafter, forward to each General Partner a photocopy of any correspondences (excluding routine correspondence relating to administrative forms) relating to the Partnership received from the Internal Revenue Service. The Managing General Partner shall, within five (5) days thereafter, advise each General Partner in writing of the substance of any conversation held with any representative of the Internal Revenue Service. Any reasonable costs incurred by the

Managing General Partner for retaining accountants or lawyers on behalf of the Partnership in connection with any Internal Revenue Service audit or state tax audit of the Partnership shall be expenses of the Partnership. Without the consent of all of the General Partners, no Partner shall (a) take or assert any position in connection with any Internal Revenue Service audit, state tax audit, or administrative or court proceeding, which is inconsistent with any item or position reflected in the Partnership's U.S. Partnership Return of Income with respect to the fiscal period in question, (b) commence or prosecute any proceeding in any court for the adjustment of any item reflected in such return, or (c) take or suffer any action which would impair the authority of any General Partner to bind the Partnership or the Partners. In connection with the foregoing, any General Partner shall be permitted to condition its consent hereunder on the agreement of the Partner requesting the consent to (i) proceed, or refrain from proceeding, in one or more specified administrative or judicial forums, (ii) conduct any such proceeding in a particular manner, or (iii) abide by any other terms or restrictions which the General Partner may impose in the best interests of the Partnership as a condition of granting its consent hereunder. The Managing General Partner shall notify all Partners of any settlement offers from the Internal Revenue Service, and shall not, in any case, enter into any settlement with the Internal Revenue Service on behalf of the Partnership without the approval of all of the General Partners.

                  C. In connection with the assignment of a Limited Partner's interest in the Partnership permitted by Article VII hereof, any General Partner shall have the right, but shall not be obligated, on behalf of the Partnership and at the time and in the manner provided by Section 754 of the Code (or any successor section thereto) and the Regulations thereunder, to make an election to adjust the basis of Partnership property in the manner provided in Sections 734(b) and 743(b) of the Code (or any successor sections thereto). All expenses incurred by the Partnership to make such an election shall be paid by the transferee benefitted by such election.

                  D. Should the Managing General Partner fail to fulfill or perform any of its obligations under this Article VI, then any General Partner, in addition to any other rights or remedies it may have pursuant to this Agreement, may (i) engage such certified public accountants as it may select to cure the default at Partnership expense unless such default is beyond the Managing General Partner's reasonable control; or (ii) cause the Managing General Partner to request an extension of the filing date of any income tax return for a period ending at least thirty (30) days beyond the date on which such return and all accompanying documentation were received by all of the General Partners pursuant to Section 6.04.A. above.

                                  ARTICLE VII

                      TRANSFER OF PARTNERSHIP INTERESTS;
                            WITHDRAWAL OF PARTNERS;
                    REMOVAL OF THE MANAGING GENERAL PARTNER

         7.01.    Transfer of General Partnership Interests.

                  A. During the entire term of the Partnership, except as hereinafter permitted in subsection 7.01(B) or 7.01(C) hereof, none of the following shall be permitted without the prior written consent of all General Partners, such consent to be given or withheld by the General Partners in their sole discretion: (i) no General Partner shall directly or indirectly sell, convey, assign, pledge, hypothecate, transfer or otherwise dispose of or encumber all or any part of its interest in the Partnership; (ii) no present general partner of the Managing General Partner shall directly or indirectly sell, convey, assign, pledge, hypothecate, transfer or otherwise dispose of or encumber all or any part of its interest in the Managing General Partner; nor shall any such general partner withdraw or retire from the Managing General Partner, as the case may be; and (iii) no present general partner of the Administrative General Partner shall directly or indirectly sell, convey, assign, pledge, hypothecate, transfer or otherwise dispose of or encumber all or any part of its interest in the Administrative General Partner, nor shall any such general partner withdraw or retire from the Administrative General Partner as the case may be; provided, however, that following the receipt of the cash Capital Contribution required by Section 3.01(B), the general partner of Administrative General Partner may be an entity, all of which is owned directly or indirectly by Brandywine Operating Partnership, L.P. and/or Brandywine Realty Trust and which otherwise satisfies the qualifications set forth in subsections (1)-(4) of subsection (B) hereof.

                  B. At any time following the receipt by the Partnership of the cash Capital Contribution required by Section 3.01(B) hereof, the Partnership interest of Administrative General Partner may be assigned to an entity, all of which is owned, directly or indirectly, by Brandywine Operating Partnership, L.P., a Delaware limited partnership, and/or Brandywine Realty Trust, which entity shall be admitted as a substituted Administrative General Partner of the Partnership, provided that the following conditions are met in each instance:

                     (1) A duly executed and acknowledged instrument of assignment and Power of Attorney, setting forth the intention of the assignor that the assignee become a substituted Administrative General Partner in its place and confirming and restating the appointment and powers contained in
Section 12.02. hereof, is delivered to the Managing General Partner; and

                     (2) The Managing General Partner, at its request, shall have been provided, at the expense of the transferor, with an opinion of counsel in form and substance satisfactory to the Managing General Partner and from counsel satisfactory to the Managing

General Partner to the effect that such transfer or assignment will not violate the registration provisions of the Securities Act of 1933, as amended, or the rules and regulations thereunder or the applicable state securities or "Blue Sky" law or laws and the rules and regulations thereunder; and

                     (3) The assignor and assignee execute and acknowledge such other instruments as any Managing General Partner reasonably may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement and the assumption of any unperformed obligation of the assignor (provided that such assignor shall not thereby be released from any of its unperformed obligations hereunder); and

                     (4) The entity shall have the following characteristics:

                         (a) It shall be formed for the sole purpose of
acquiring interests in the various partnerships formed to hold all or portions of the area known as Tower Bridge, located in Conshohocken and West Conshohocken, Montgomery County, Pennsylvania, in partnerships formed with Managing General Partner or affiliates thereof;

                         (b) It shall have no liabilities except those
incurred in connection with its obligations as a partner in such partnerships and no other assets constituting real property;

                         (c) The Managing General Partner shall consent to the
admission of such substitute Administrative General Partner, which consent shall not be unreasonably withheld.

                         (d) All Partners will if required by the Act, no
later than thirty (30) days after the date of compliance with the provisions of this Section 7.01(B), amend the Certificate to reflect the admission of any such assignee as a substituted limited partner.

                  C. Notwithstanding anything to the contrary contained herein, but subject to Section 7.07 hereof, either General Partner shall have the right to sell, transfer or assign all but not part (except as set forth in subsection 7.01(C)(6) hereof), of its interest in the Partnership, provided that the following conditions are met in each instance:

                     (1) If the transferor is Administrative General Partner, a duly executed and acknowledged instrument of assignment and Power of Attorney, setting forth the intention of the assignor that the assignee become a substituted Administrative General Partner in its place and confirming and restating the appointment and powers contained in Section 12.02 hereof, shall have been delivered to the Managing General Partner; and

                     (2) The other General Partner, at its request, shall have been provided, at the expense of the transferor, with an opinion of counsel in form and substance satisfactory to the other General Partner and from counsel satisfactory to the other General Partner to the effect that such transfer or assignment will not violate the registration provisions of the Securities Act of 1933, as amended, or the rules and regulations thereunder or the applicable state securities or "Blue Sky" law or laws and the rules and regulations thereunder; and

                     (3) The assignor and assignee execute and acknowledge such other instruments as any General Partner reasonably may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement and the assumption of any unperformed obligation of the assignor (provided that such assignor shall not thereby be released from any of its unperformed obligations hereunder); and

                     (4) The entity shall have the following characteristics:

                         (a) It shall be formed for the sole purpose of
acquiring an interest in the Partnership;

                         (b) It shall have no liabilities except those
incurred in connection with its obligations as a Partner in the Partnership and no other assets constituting real property;

                         (c) All Partners will, if required by the Act, no
later than thirty (30) days after compliance with the provisions of this
Section 7.01(C), amend the Certificate to reflect the admission of any such assignee as a substituted general partner; and

                         (d) The transferee shall be one hundred percent
(100%) owned, directly or indirectly, by an "Institutional Investor," as hereinafter defined. The term "Institutional Investor," as used herein, shall mean an entity which has a net worth in excess of $25 million other than an entity which the parties have agreed in writing is not a permitted transferee; and

                     (5) The transferee shall not be an entity with which, or controlled by, under common control with or controlling any entity or person with which, the remaining General Partner has engaged in any actual pending or threatened litigation previously; and

                     (6) In the judgment of the non-transferring General Partner, the transfer of the transferring General Partner's interests, either individually or in combination with other transfers which have previously occurred or which are then contemplated pursuant to good faith negotiations which have commenced, will not result in any other negative tax consequences for any Partner or the Partnership. Notwithstanding the foregoing, if it is possible, in the judgment of the non-transferring General Partner, to structure the transfer in a lawful manner at no cost to the Partnership and the other Partners so as to avoid all negative tax consequences, the non-transferring General Partner shall cooperate with such a transfer provided the remaining requirements of this Subsection 7.01(C) are met and provided that such transfer shall not result in the transferring General Partner's interest being held by two general partners of the partnership. By way of example and not limitation, if the negative tax consequences could be avoided by transferring the General Partner's interests in stages over time, the transferring General Partner shall initially transfer only so much of such transferring General Partner's interest as will not, in the non-transferring General Partner's judgment, result in such negative tax consequences, with the remaining interest of such transferring General Partner being converted to a limited partnership interest automatically upon such event. The remaining partnership interest of the transferring Partner would then be transferred one (1) day after the expiration of any period required, in the judgment of the non-transferring General Partner, to avoid the negative tax consequence. Such procedure is referred to herein as a "Tax Staggered Transfer." In all instances requiring judgment of the non-transferring General Partner under this Section 7.01(C)(6), the judgment of such General Partner shall be deemed to permit the requested action of the transferring General Partner unless the non-transferring General Partner does not notify the transferring General Partner of an objection (and the general basis therefor) within thirty (30) days after written notice from the transferring General Partner of its proposed action.

         7.02.    Transfer of Limited Partnership Interests.

                  A. Subject to Section 7.05 hereof, the Partnership interest of a Limited Partner, or any part thereof, may not be transferred or assigned, and no such transferee or assignee may be admitted as a substituted limited partner of the Partnership, unless in each instance:

                     (1) A duly executed and acknowledged instrument of assignment and Power of Attorney, setting forth the intention of the assignor that the assignee become a substituted limited partner in its place and confirming and restating the appointment and powers contained in Section
12.02. hereof, is delivered to the General Partners; and

                     (2) The General Partners, if any or all of them shall so request, shall have been provided, at the expense of the transferor, with an opinion of counsel in form and substance satisfactory to the requesting General Partner(s) and from counsel satisfactory to the requesting General Partner(s) to the effect that such transfer or assignment will not violate the registration provisions of the Securities Act of 1933, as amended, or the rules and regulations thereunder or the applicable state securities or "Blue Sky" law or laws and the rules and regulations thereunder; and

                     (3) The assignor and assignee execute and acknowledge such other instruments as any General Partner reasonably may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement and the assumption of any unperformed obligation of the assignor ( provided that such assignor shall not thereby be released from any of its unperformed obligations hereunder).

                  B. All Partners will if required by the Act, no later than thirty (30) days after the date of compliance with the provisions of this
Section 7.02., amend the Certificate to reflect the admission of any such assignee as a substituted limited partner.

         7.03. Expenses. Expenses of the Partnership or of any Partner (other than the transferee) occasioned by transfers of interests held by Partners shall be reimbursed to the Partnership or Partner, as the case may be, by the transferring Partner.

         7.04.    Withdrawal of Partners.

                  A. Except for permitted transfers under Section 7.01, no General Partner may voluntarily withdraw or retire from the Partnership without the prior written consent of the other General Partner, such consent to be given or withheld by the other General Partner in its sole discretion.

                  B. No Limited Partner may voluntarily withdraw or retire from the Partnership except upon the assignment of its entire interest in the Partnership (if and as permitted by this Article VII) or upon the surrender, abandonment or other voiding of its interest pursuant to the next succeeding sentence hereof. Any Limited Partner may at any time, by at least thirty (30) days prior written notice delivered to all General Partners, renounce its interest in all current and future profits, losses and distributions of the Partnership, and abandon to the Partnership its capital contributions and its interest in all Partner's Loans and Partner's Priority Loans made by it; provided, however, that any such surrender, abandonment or other voiding shall not in any case affect the withdrawing Partner's obligations hereunder.

         7.05. Death, Incompetency, Dissolution or Bankruptcy of a Limited Partner. Upon the death, legal incompetency, dissolution or bankruptcy of a Limited Partner, its or his personal representative will have all the rights of such deceased, incompetent, dissolved or bankrupt Limited Partner for the purpose of settling or managing its estate, and such power as the deceased, incompetent, dissolved or bankrupt Limited Partner possessed to constitute a successor as an assignee of its interest in the Partnership and to join with such assignee in making application to substitute such assignee as a substituted limited partner.

         7.06.    Deadlock of the General Partners.

                  A. At any time after the date hereof, if the General Partners become deadlocked on a material issue which, in the opinion of any one of them is essential for the successful operation or prudent conduct of the Partnership's business, or if in the opinion of any General Partner the Managing General Partner has taken unauthorized action on behalf of the Partnership or has failed to take action which is authorized hereby or which the General Partners have authorized and has failed to correct such action or inaction within fifteen (15) days after written notice from any General Partner to the Managing General Partner specifying such action or inaction, then in either case the provisions of this Section 7.06. shall apply and either of the aggrieved General Partners (the "Declaring Partner(s)") shall be permitted to pursue the rights provided for below.

                  B. For purposes of this Section 7.06., the following definitions and other provisions shall apply:

                     (i) If the Declaring Partner is the Administrative General Partner, then the "Offeror" shall be the Administrative General Partner and the "Offeree" shall be the Managing General Partner and (so long as the Limited Partner is Donald W. Pulver, an entity at least fifty-one percent (51%) owned by him or a transferee from him which has not been approved or which is not required to be approved by Administrative General Partner) the Limited Partner;

                     (ii) If the Declaring Partner is the Managing General Partner, then the "Offeror" shall be the Managing General Partner and (so long as the Limited Partner is Donald W. Pulver, an entity at least fifty-one percent (51%) owned by him or a transferee from him which has not been approved or which is not required to be approved by Administrative General Partner), the Limited Partner, and the "Offeree" shall be the Administrative General Partner; and

                     (iii) An "Offer" or the "Offers" shall mean the offer(s) to sell or purchase partnership interests pursuant to the provisions of this
Section 7.06.

                  C. In the event of a deadlock described in the foregoing
Section 7.06.A., the Declaring Partner shall have the right to deliver to the other General Partner(s) a written demand that the requested action be taken or that the deadlocked issue be resolved in favor of the Declaring Partner, but if such other General Partner does not, within ninety (90) days following the delivery of such demand, respond affirmatively to the demand and commence and thereafter continue diligently to perform the action requested or the resolution of the issue as requested, then the Declaring Partner shall have the right to pursue the compulsory buy-sell provisions appearing below in
Section 7.06.D.

                  D. A Declaring Partner, at any time within thirty (30) days following expiration of the ninety (90) day period established in Section 7.06.C. above if the other General Partner does not respond affirmatively to the demand and commence and thereafter continue diligently to perform the action requested, shall be permitted to institute the following compulsory buy-sell provisions:

                     (i) The Offeror may make to the Offeree an Offer to sell the entire interests in the Partnership of the Offeror, and to purchase the entire interests in the Partnership of the Offeree. Except as expressly provided in clause (ii) of this Section 7.06.D., no Offer shall be subject to the provisions of this Section 7.06. unless such Offer is both an Offer to sell the entire interests of the Offeror and an Offer to purchase the entire interests of the Offeree, and such Offer must specify that the price of the interests to be so transferred is payable by bank certified, cashier's or treasurer's check. The selling price and the purchase price specified in such Offer must be identical in amount for each percent of interest in the Partnership and must be, except as provided for in the parenthetical below, proportionate to the respective Participation Percentages of the Offeree (that is, the selling price and the purchase price so specified must be identical as to each other and for each percent of interest in the Partnership which is subject to such Offer, except that such price shall be appropriately adjusted to reflect, on a dollar-for-dollar basis the difference, if any, between (a) the Additional Capital Balances and BOP Preference Capital of the respective Offeror and Offeree plus (b) the accrued and unpaid Preferred Cumulative Returns and BOP Preferred Cumulative Return of the respective Offeror and Offeree, plus (c) the aggregate amount of principal and interest, if any, owing to the respective Offeror and Offeree by reason of advances made hereunder as Partners' Loans or Partners' Priority Loans). Such Offer shall be irrevocable for a period of thirty (30) days, and the Offeree may, on or before the thirtieth (30th) day after the date of such offer, accept either the Offer to sell or the Offer to purchase (but not both), and upon acceptance the Offeror shall be required to sell or to purchase, as the case may be. If the Offeree fails within such thirty (30) day period to accept either of such Offers, then the Offer shall automatically expire and be of no further force or effect; provided, however, that the Offeror shall thereupon have the right, on or before the fifteenth (15th) day after the expiration of such thirty (30) day period, to purchase the interests of the Offeree, at the applicable price specified in the original Offer, and if the Offeror exercises such right the Offeree shall be required to sell its interests herein. If the Offeror fails to exercise its right to buy within the time specified, either General Partner may thereafter make a new Offer pursuant to this Section 7.06.

                     (ii) If the Offeror or Offeree, as the case may be, exercises its rights hereunder to buy or sell, a closing thereunder shall be held at the time and place and on the date specified by the purchaser by written notice to the seller(s), which date shall in any case be on or prior to the expiration of the forty-fifth (45th) day after the Offer to buy or sell has been made. At such closing, upon payment of the purchase price required by subsection D(i) hereof, the purchasing party shall have the right to designate a substitute transferee.

         7.07.    Right of First Refusal.

                  A. Notwithstanding the consent of the Partners under Sections 7.01. and 7.02. hereof or the absence of a need for consent under
Section 7.01(C) hereof, no Partner may transfer or assign its partnership interest herein, or any part thereof, unless such interest shall first be offered to the other Partners for a period of thirty (30) days at a price (the "Refusal Right Purchase Price") equal to that offered to the selling Partner pursuant to a bona fide offer arrived at upon arm's length dealing, the terms of which and the identity of the offeror having been disclosed to all of the Partners. If any Partner or Partners elect to exercise the right of first refusal granted hereby, they collectively must accept all of the interest being offered. If more than one Partner elects to accept all of the interest being offered, such interest shall be allocated according to the ratio of the respective Participation Percentages of the accepting Partners. If the offering Partner has not received written acceptance of its offer within such thirty (30) day period, it shall then be free, subject to the provisions of this Article VII, to dispose of the interest offered to the other Partners on the terms of the bona fide offer and to the offeror previously disclosed to the

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



Partners. If the offering Partner fails to do so within one hundred twenty
(120) days, following expiration of such 30-day period, the first refusal procedure established by this Section 7.07 shall be reinstated.

                  B. The Refusal Right Purchase Price payable hereunder, in the event one or more Partners elects to exercise the right of first refusal granted hereby, shall be payable in the manner and on the terms of the third party offer, except that such Partner may elect to pay cash in the same amount as and in lieu of any non-cash consideration.

                  C. The provisions of this Section 7.07 shall not apply to
(i) any transfer occurring by operation of law as a result of the incompetency or incapacity of a Partner; or (ii) any transfer occurring by operation of law or by bequest as a result of the death of a Partner; or (iii) any transfer occurring by reason of the exercise of or a closing under the calls described in Section 7.06. above; or (iv) any transfers permitted by Section 7.01(B); but the provisions of this Section 7.07 shall in all cases be subject to the prohibitions, consents and approvals and other conditions required by Sections
7.01. and 7.02. hereof.

                  D. Notwithstanding anything set forth in subsection A hereof, in the event the selling Partner proposes to transfer or assign its partnership interest pursuant to Section 7.01(C) hereof, the offering Partner shall give the other Partners ninety (90) days prior written notice rather than thirty (30) days provided above, and if the right of first refusal is exercised, the exercising Partner shall have a period of two hundred seventy
(270) days within which to close the acquisition; provided, however, that in the event of a Tax Staggered Transfer as required by Section 7.01(C), the exercising Partner shall have such additional period of time as shall be necessary to make such event a Tax Staggered Transfer.

         7.08. Status of Interests Transferred. In any transfer, assignment or conveyance of a general or limited partnership interest herein by a Partner to any other Partner or other person, by the express terms of this Agreement or by operation of law, subject to Article V hereof, the transferee or assignee shall succeed to the same share of profits and losses of the Partnership and the same Contribution Percentages, Participation Percentages, distribution priorities and ownership rights as were incident to the interest so transferred, assigned or conveyed.

         7.09.    Removal of the Managing General Partner.

                  A. Subject to the provisions of this Section 7.09, at any time after the date hereof the Managing General Partner may be removed as a General Partner of the Partnership upon the direction of the Administrative General Partner if the Managing General Partner has:

                     (1) willfully, or as a result of its negligence, failed in any year to distribute Net Cash Flow, Net Refinancing Proceeds or Net Sale Proceeds as and to the extent required hereunder; or

                     (2) willfully, or as a result of its negligence, failed in any year to deliver the statements and reports required by Article VI hereof; failed to carry out any of its duties or obligations under Article IV hereof (including, without limitation, any failure to devote sufficient time or attention to the management and other affairs of the Partnership or any failure to curtail other activities or projects as provided in Section 4.01. hereof); or otherwise violated in a material respect any other provision of this Agreement or any provision of applicable law, including, without limitation, if any of its representations or warranties set forth herein shall have been wrong or incorrect when made; in each instance under this clause (2) if such failure, violation or misstatement has a material adverse effect on the Partnership or on any Partner; or

                     (3) transferred or attempted to transfer its partnership interest in the Partnership or other interests in or assets of the Partnership or withdrawn or retired or attempted to withdraw or retire as a General Partner, other than in accordance with the provisions of this Agreement; or

                     (4) suffered the transfer of interests in Managing General Partner or in its corporate general partner such that Donald W. Pulver or an individual or entity who obtains an interest by the death or incapacity of Donald W. Pulver shall no longer retain effective control over Managing General Partner but only if any of the foregoing described grounds for removal has not been completely and fully cured in its entirety, to the satisfaction of the Administrative General Partner, within thirty (30) consecutive days following the Managing General Partner's receipt of written notice specifying such grounds.

                  B. Notice of intended removal (citing the failure to cure the cause or causes for removal) (the "Removal Notice") shall be sent to the Managing General Partner signed by or on behalf of the Administrative General Partner. Within ten (10) consecutive days after such Removal Notice is received by the Managing General Partner, the Managing General Partner shall send written notice to the Administrative General Partner admitting or denying the grounds for removal. If such grounds for removal are admitted, or if the Managing General Partner fails timely to respond to the Removal Notice from any General Partner required hereby, then the Managing General Partner shall be removed as of a date which is one (1) day after the expiration of such ten
(10) day period. If the grounds for removal are denied, then the matter shall be handled as follows:

                     At the election of any General Partner, the matter shall be an "Arbitrable Dispute" and shall be subject to the process set forth in
Section 7.11 hereof, in which event the Managing General Partner shall retain all rights, powers and duties hereunder as a General Partner, all authority in respect of the Partnership and the conduct of its business until a final determination of the matter has been rendered by the Arbitrator, as hereinafter defined. If such determination is made to the effect that grounds for removal exist, then (a) such determination, at the election of the Managing General Partner exercised within sixty (60) days of the rendering thereof, shall not be binding on the Managing General Partner or the Partnership, (b) the matter shall be litigated, at the election of the Managing General Partner exercised within sixty (60) days of the rendering of such determination, in any competent state or federal court in the Commonwealth of Pennsylvania and in accordance with the rules of court then obtaining, and (c) the Managing General Partner, on the date on which such determination was made and thereafter during the period prior to the Removal Date (the "Suspension Period") shall become divested of all powers and duties hereunder as the Managing General Partner and all authority in respect of the Partnership shall become vested in Administrative General Partner. If such determination is made to the effect that no grounds for removal exist, then
(x) such determination, at the election of Administrative General Partner exercised within sixty (60) days of the rendering thereof, shall not be binding upon the Administrative General Partner or the Partnership, (y) the Managing General Partner shall retain all rights, powers and duties hereunder as a General Partner and all authority in respect of the Partnership and the conduct of its business shall continue to be vested in the Managing General Partner in accordance with the terms of this Agreement until such date, if any, as a final, unappealable judicial decision is rendered to the effect that grounds for removal exist (or if an appealable decision to that effect is rendered, the date on which any period to appeal therefrom has expired without an appeal therefrom having been taken) and (z) the matter shall be litigated, at the election of the Administrative General Partner exercised within sixty
(60) days of the rendering of such determination, in any competent state or federal court in the Commonwealth of Pennsylvania and in accordance with the rules of court then obtaining.

                  C. The term "Removal Date," as used herein, shall mean the date, if any, on which a decision (whether by the Arbitrator or a court of competent jurisdiction) to the effect that grounds for removal exist becomes final and unappealable. In addition to and not in limitation of any rights under Section 7.06 hereof, at any time after the Removal Notice and until the Removal Date, Administrative General Partner shall have the right to implement the buy-sell procedures set forth in Section 7.06. hereof.

                  D. On the Removal Date, the Managing General Partner shall thereupon become a Limited Partner pursuant to, and with the rights, privileges and priorities described in, Section 4.03 hereof. The removed or suspended Managing General Partner shall not be liable or responsible for any actions taken or for any contracts or other obligations entered into by any other General Partner (on behalf of the Partnership) during the Suspension Period or on the Removal Date and thereafter.

                  E. Upon any removal of the Managing General Partner, as promptly as practicable following the Removal Date, the Administrative General Partner shall select a Successor Managing General Partner. Once selected, the successor shall assume all of the duties, responsibilities and obligations, and shall succeed to the rights and powers of, the Managing General Partner hereunder. Any such successor Managing General Partner may, at the election and direction of Administrative General Partner, be Administrative General Partner or be any person or entity affiliated with or otherwise related to Administrative General Partner in any capacity; provided, however, that the manager of the Project may be any unaffiliated or unrelated person or entity.

                  F. If, following the divesting of Managing General Partner of its powers and duties as set forth in subsection B and C hereof, a final and unappealable determination is made that no grounds for removal exist, Managing General Partner shall be revested in all its powers and duties as Managing General Partner immediately upon the date such determination becomes final and unappealable.

         7.10.    Deadlock on Sale.

                  A. If at any time after the date hereof the Managing General Partner receives a bona fide written offer (the "Purchase Offer") to purchase all or any portion of the Project, the Managing General Partner shall have the right, but not the obligation, to transmit the same to the other Partners. If, at any time after the date which is the fourth (4th) anniversary of the date hereof, any General Partner receives a bona fide written offer to purchase all or any portion of the Project, the General Partner receiving such offer shall transmit the same to the other Partners. Each General Partner shall communicate whether it desires to accept or reject any such transmitted Purchase Offer to the other Partners within ten (10) days of its receipt of the Purchase Offer; and, in the absence of communication within such ten-day period, any non-communicating Partner shall be deemed to have communicated its desire to reject the Purchase Offer. If any General Partner wishes to accept the Purchase Offer, then the General Partner who desires to reject the Purchase Offer shall have the option, but shall be required, either (i) to accept the Purchase Offer, or (ii) to purchase the Partnership interests of the General Partner who desires to accept the Purchase Offer, and, if the Managing General Partner desires to accept such Purchase Offer, Administrative Partner's offer must also be to purchase the Partnership interest of Limited Partner so long as the Limited Partner is Donald W. Pulver, an entity at least 51% owned by him or a transferee from him which has not been approved or which is not required to be approved by Administrative General Partner. Any such purchase by Administrative General Partner or Managing General Partner shall be on the terms and conditions set forth in this Section 7.10. For purposes of this Section 7.10., the following definitions and other provisions shall apply: (1) the Partner who wishes to accept the Purchase Offer (together with, if such Partner is Managing General Partner, Limited Partner) shall be the "Accepting Partners", and (2) the "Nonaccepting Partner" shall be the General Partner who wishes to reject the Purchase Offer.

                  B. The terms and conditions of the option provided for herein shall be as follows: (i) the option period shall commence on the date the Nonaccepting Partner notifies the Accepting Partners that it does not wish to accept the Purchase Offer (or on the date the Nonaccepting Partner is deemed to have rejected the Purchase Offer), and the option period shall expire ten (10) days after such commencement date; (ii) the purchase price (the "Sale Purchase Price") for the partnership interests of the Accepting Partners shall, for purposes of computing such Sale Purchase Price, be the total amount that would be distributed in cash to the Accepting Partners in accordance with Section 5.02 hereof if the Partnership sold the Project pursuant to the

Purchase Offer in an all cash transaction; (iii) at the time of its or their exercise of the option granted herein, the Nonaccepting Partner shall deliver to the Accepting Partners its bank certified, treasurer's or cashier's check in amount equal to ten percent (10%) of the Sale Purchase Price (the "Deposit"), which Deposit shall be forfeited to the Accepting Partners if a closing hereunder shall not timely occur (except for non-occurrence by reason of a default by the Accepting Partners in their obligation so to close); (iv) a closing of the sale by the Accepting Partners to the Nonaccepting Partner shall be held within eighty (80) days of the Nonaccepting Partner's notice to the Accepting Partners of the Nonaccepting Partner's exercise of its option to purchase hereunder; (v) at the closing, the partnership interests of the Accepting Partners shall be assigned, transferred and conveyed to the Nonaccepting Partner, or its nominee(s), free and clear of all liens, charges, security interests and other encumbrances; and (vi) at the closing, the Nonaccepting Partner, or its nominee(s), shall deliver to the Accepting Partners cash or a bank certified, treasurers or cashier's check in the aggregate amount of the Sale Purchase Price less the Deposit.

                  C. If the Nonaccepting Partner shall not exercise the option granted it by the foregoing provisions of this Section 7.10. by written notice (accompanied by the Deposit) to the Accepting Partners within the option period provided for hereby, it then shall be obligated to accept the Purchase Offer and conclude the sale and purchase of the Project on the terms and conditions provided for thereby; but if such Purchase Offer (and any agreement of sale executed in connection therewith) is not consummated in accordance with its terms, then the deadlock procedure established by this Section 7.10. shall be reinstated.

         7.11     Arbitrable Disputes.

                  A. (i) All disputes and claims under this Agreement which are designated as "Arbitrable Disputes" shall follow the dispute resolution mechanism set forth in this Section.

                     (ii) Where no procedure for invoking this mechanism is set forth in the section in which a particular dispute is designated as an Arbitrable Dispute, such procedure shall be invoked as follows: any party to the dispute (hereinafter, an "Arbitration Party") may invoke the process set forth in this Section 7.11 by written notice (each, an "Arbitration Notice") to the other Arbitration Party, which Arbitration Notice shall set forth in reasonable detail the nature of the Arbitrable Dispute, including, without limitation, the monetary sums which are in dispute. Within ten (10) days from the date of the Arbitration Notice, the other Arbitration Party shall set forth a summary of its version of the dispute ("Answer") in a notice to the Arbitration Party sending the Arbitration Notice.

                     (iii) The Arbitration Parties agree to first attempt to settle any Arbitrable Dispute by mediation ("Mediation") administered in accordance with the Commercial Mediation Rules of the American Arbitration Association, prior to any Arbitration pursuant to Section 7.11(B).

                     (iv) The Mediation shall take place on a date or dates (each, a "Mediation Date") mutually agreed to by the Arbitration Parties, which date(s), unless the Arbitration Parties otherwise agree in writing, shall be no later than thirty (30) days after the date of the Answer. The Mediation shall take place at the office of the Managing General Partner or such other location in the Philadelphia Metropolitan Area as the Arbitration Parties shall mutually agree.

                     (v) The Mediation shall be conducted by a mediator selected by the mutual agreement of the Arbitration Parties (provided, if the Arbitration Parties are unable to agree as to a mediator, the mediator may be selected by a third party meeting the qualifications set forth in Section 7.11(B)(ii) for a third party selecting an arbitrator in the event of a dispute) meeting the qualifications for an Arbitrator (defined later) as set forth in Section 7.11(B)(ii) below.

                  B. (i) In the event the Arbitrable Dispute is not finally resolved by mutual written agreement of the Arbitration Parties within ten
(10) days from the Mediation Date ("Arbitration Commencement Date"), the Arbitrable Dispute shall be resolved by Arbitration pursuant to the provisions of this Section 7.11(B).

                     (ii) Within ten (10) days after the Arbitration Commencement Date, if the Arbitration Parties have not agreed upon an Arbitrator, the General Partners shall each (a) appoint one lawyer actively engaged in the licensed and full-time practice of law (including experience in resolving partnership disputes) in the Philadelphia Metropolitan area for a continuous period immediately preceding the Arbitration Commencement Date of not less than ten (10) years, but who has at no time ever represented or acted on behalf of any of the Arbitration Parties, and (b) deliver written notice of the identity of such lawyer to the other Arbitration Party. In the event that any Arbitration Party fails to so act, such lawyer shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the Arbitrator (as set forth below). Within ten (10) days after such appointment and notice, such lawyers shall appoint a third lawyer of the same qualification and background and shall deliver written notice of the identity of such lawyer and notice of the acceptance by such lawyer of such appointment to each of the Arbitration Parties. Such third lawyer shall be deemed to be the "Arbitrator" as used herein. In the event that agreement cannot be reached on the appointment of an Arbitrator within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the Philadelphia metropolitan area, or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the Philadelphia Metropolitan area, as determined by the Arbitration Party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such Arbitration Party to the other Arbitration Party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the Arbitration Parties, an individual who shall do so. In the event of any subsequent resignation or inability to perform by the Arbitrator, the Arbitrator shall be replaced in accordance with the provisions of this Section 7.11(B)(ii) as if such replacement was an initial appointment to be made under this Section 7.11(B)(ii) within the time constraints set forth in this Section 7.11(B)(ii), measured from the date of notice of such resignation or inability to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is an Arbitration Party hereto.

                  (iii) Consistent with the provisions of this Section 7.11, the Arbitrator shall utilize his utmost skill and shall apply himself diligently so as to hear and decide the outcome and resolution of any Arbitrable Dispute submitted to the Arbitrator as promptly as possible, but in any event on or before the expiration of ninety (90) days after the appointment of the Arbitrator. The Arbitrator shall not have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this Section 7.11(B).

                  (iv) The Arbitrator shall, having in mind the ninety (90) day time limitation set forth above for resolving disputes, (a) enforce and interpret the rights and obligations set forth in this Agreement with respect to the Arbitrable Dispute to the extent not prohibited by law, (b) fix and establish any and all rules as it shall consider appropriate, in its discretion, to govern the proceedings before it, including any and all rules of procedure and/or evidence, and (c) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award punitive damages except in situations involving knowing fraud), the awarding of reasonable attorneys' fees and costs to the prevailing Arbitration Party as determined by the Arbitrator, in his discretion, and the issuance of injunctive relief.

                  (v) The Arbitration Parties shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure for a period of forty-five (45) days after the Arbitration Commencement Date. Unresolved discovery disputes may be brought to the attention of, and resolved by, the Arbitrator.

                  (vi) The Arbitrator shall be compensated for any and all services rendered under this Section 7.11(B) at a rate of compensation equal to the then-prevailing rate for arbitrators of similar experience and qualifications as the Arbitrator, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitrator. Such compensation and reimbursement shall be borne by the nonprevailing Arbitration Party as determined by the Arbitrator in its sole and absolute discretion.

         7.12 Right of Contribution in Favor of Managing General Partner. At any time during the term of this Partnership Agreement after the third anniversary hereof and subject to compliance with federal and state securities laws applicable to private placements of securities, the Managing General Partner and Limited Partner, or any successor to their respective interests herein, shall have the right, in their sole discretion, to contribute all of their respective interests in and to the Partnership to Brandywine Operating Partnership, L.P., and in exchange to receive Equivalent Units, as hereinafter defined, of Brandywine Operating Partnership, L.P. (such contribution right, hereinafter, the "Contribution Election"). The Contribution Election shall be exercised in accordance with the following procedure:

                  A. At any time after the date which is the third anniversary hereof, and from time to time but no more than once in any Fiscal Year, Managing General Partner shall have the right, by notice to Administrative Partner, to request that the Fair Market Value of the Project be determined in accordance with Section 7.12(F) hereof.

                  B. Managing General Partner and Limited Partner shall jointly notify Administrative General Partner of their exercise of the Contribution Election not less than thirty (30) days prior to the Closing Date, as hereinafter defined (such notice hereinafter being referred to as the "Election Notice"), but in any event leaving such time as is necessary, if any, to determine the Fair Market Value of the Project as set forth herein. If the Fair Market Value has not yet been determined and no request by Managing General Partner in accordance with Section 7.12(A) has been made, immediately upon the giving of the Election Notice, the parties shall determine the Fair Market Value of the Project in accordance with Section 7.12(F) hereof.

                  C. On the Closing Date, as hereinafter defined, Managing General Partner and Limited Partner shall deliver to Administrative General Partner or its designee an assignment, without recourse, but with a representation that the partnership interest is free of liens except those disclosed to and consented to by Administrative General Partner of all of Managing General Partner's and Limited Partner's right, title and interest in and to the Partnership, including, but not limited to, all of Managing General Partner's and Limited Partner's interest as partners in the Partnership, and Administrative General Partner shall deliver to Managing General Partner and Limited Partner or their respective designees an assignment, without recourse, of the Equivalent Units in Brandywine Operating Partnership, L.P., convertible into common shares of beneficial interest of Brandywine Realty Trust as aforesaid. The Partners agree that they shall execute such other instruments as shall be necessary to effect such assignments as any of them may reasonably request.

                  D. In no event shall Brandywine Operating Partnership, L.P. be required to issue upon contribution by the Managing General Partner and the Limited Partner of their respective interests in the Partnership a number of Equivalent Units which are convertible into a number of common shares of beneficial interest of Brandywine Realty Trust in excess of the Stock Exchange Limit. The term "Stock Exchange Limit" means the maximum number of common shares of beneficial interest which Brandywine Realty Trust would be permitted to issue upon conversion of Equivalent Units without obtaining prior shareholder approval under New York Stock Exchange Rules (or the rules of any other stock exchange on which the common shares of beneficial interest of Brandywine Realty Trust are then listed). In addition, in no event shall the Managing General Partner and Limited Partner (or any successor to their respective interests) have the right to contribute their respective interests in the Partnership to Brandywine Operating Partnership, L.P. unless the Fair Market Value is a positive number.

                  E. The term "Closing Date," as used above, shall mean the date mutually agreed upon by the Administrative General Partner and the Managing General Partner or, if no such date is agreed upon, upon the date which is thirty (30) days following the later of the date the Election Notice is deemed delivered or the date upon which the Fair Market Value has been determined as set forth in subsection 7.12(F) hereof. Notwithstanding anything to the contrary contained herein, at any time prior to the Closing Date, Managing General Partner may withdraw the Contribution Election provided that Managing General Partner pays all fees and expenses of the appraiser or appraisers who perform(s) the appraisal identified in subsection (F) hereof.

                  F. "Fair Market Value," as used in this Section 7.12, shall mean, as of any date, the amount a willing buyer would pay to a willing seller, as of such date, for the Project in an arms length transaction in which neither party is compelled to buy or sell, as the case may be. If Managing General Partner and Administrative General Partner cannot agree on the Fair Market Value, or if either Managing General Partner or Administrative General Partner elects by written notice to the other within ten (10) days after the date the Contribution Notice is delivered in accordance with Article 11 hereof, the Fair Market Value shall be determined by an appraisal of the Project conducted by independent MAI appraisers or members of the American Society of Real Estate Appraisers in accordance with the following appraisal procedures:

                     (1) In determining Fair Market Value, it is understood and agreed by Managing General Partner and Administrative General Partner that the Project shall be appraised free and clear of all indebtedness, Partners' Loans and Partners' Priority Loans and excluding other liabilities of the Partnership and that the appraiser or appraisers may, in connection with its or their appraisal, take into account such factors affecting Fair Market Value, including, without limitation, the present value of any benefit of the indebtedness secured by the Subordinate Debt Documents in relation to the then-current market-rate indebtedness (net of (a) any principal, if any, payable upon an acceleration of such indebtedness, if any, by reason of the transfer but otherwise assuming that the Subordinate Debt Documents would be repaid at maturity and otherwise according to the terms and (b) the present value of any future participation payments to the holders of the Subordinate Debt Documents based upon the then-current cash flow and then-current value of the Project, assuming that the Project will be refinanced at the end of the then-current term of the first mortgage but not sold prior to maturity of the Subordinate Debt Documents), the identity and creditworthiness of the tenants of the Project, the terms and expiration dates of such tenants' leases, prevailing rental rate and rental concession and tenant build-out terms, prevailing leasing commission rates on lease renewals and new leases, general market conditions in the Conshohocken/West Conshohocken submarket, prevailing capitalization and discount rates, and comparable sales, as well as the various assets and liabilities of the

Partnership (excluding the liabilities to be subtracted from Fair Market Value under subsection H(1)) hereof as such appraiser or appraisers deem necessary or appropriate; and

                     (2) Within ten (10) days after Managing General Partner's or Administrative General Partner's election by written notice to the other to determine Fair Market Value of the Project by appraisal, Managing General Partner and Administrative General Partner each shall select one appraiser who satisfies the requirements for appraisers referenced above and notify the other of the appraiser within such 10-day time period, the appraiser selected by it. If Managing General Partner or Administrative General Partner fails to select such an appraiser within such 10-day time period, the appraiser selected by the other shall act alone. The appraiser or appraisers so selected shall appraise the Fair Market Value of the Project within thirty (30) days after their selection. If one appraiser acts, the Fair Market Value of the Project shall be the amount determined by such appraiser. If two appraisers act, the Fair Market Value of the Project shall be the average of the amounts so determined, so long as the higher appraisal exceeds the lower appraisal by ten percent (10%) of the amount of the lower appraisal or less. If, however, the higher appraisal exceeds the lower appraisal by in excess of such ten percent (10%), the two appraisers shall appoint a third appraiser who satisfies the requirements for appraisers referenced above within fifteen (15) days. If the two appraisers fail to do so, then either Managing General Partner or Administrative General Partner may request that the American Arbitration Association or any successor organization thereto appoint a third appraiser who satisfies the requirements for appraisers referenced above. If a third appraiser has not been appointed by the American Arbitration Association or its successor within fifteen (15) days after Managing General Partner's or Administrative General Partner's request for it to do so, then either Managing General Partner or Administrative General Partner may apply to any court of competent jurisdiction for the appointment of such third appraiser. Such third appraiser, whether appointed by the original two appraisers, the American Arbitration Association or its successor, or a court of competent jurisdiction, shall appraise the Fair Market Value of the Project within thirty (30) days after his or her appointment. If the third appraisal exceeds the amount of the first two appraisals, the Fair Market Value of the Project shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the Fair Market Value of the Project shall be the lower of the first two appraisals; and, in all other cases, the Fair Market Value of the Project shall be equal to the amount of the third appraisal. The provisions of this Section 7.12(F) for determination of the Fair Market Value of the Project shall be specifically enforceable to the extent such remedy is available under applicable law and the determination of such Fair Market Value hereunder shall be final and binding upon Managing General Partner, Administrative General Partner and Brandywine Operating Partnership for a one-year period. Each of Managing General Partner and Administrative General Partner shall pay the fees and expenses of the appraiser selected by it. The fees and expenses of the third appraiser, if any, shall be paid one-half (1/2) each by Managing General Partner and Administrative General Partner. If only one appraiser is used, the fees and expenses of such appraiser shall be paid one-half (1/2) each by Managing General Partner and Administrative General Partner.

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



                  G. The term "Equivalent Units" shall mean the number of limited partnership units of Brandywine Operating Partnership which are convertible, at the time of issuance, into that number of common shares of beneficial interest of Brandywine Realty Trust having an aggregate Market Value (as defined below) equal to the Contributing Partners' Proportionate Share of Fair Market Value of the Project as of the date which is three (3) days prior to the scheduled Closing Date. If there is more than one class of interest in Brandywine Operating Partnership, the class to be issued shall be the class which meets the requirements of the foregoing sentence and which is designated by Brandywine Operating Partnership.

                  H. The term "Contributing Partners' Share of Fair Market Value" is determined, with respect to each of the Managing General Partner and Limited Partner, by (1) subtracting from the Fair Market Value of the Project
(a) all principal outstanding and accrued and unpaid interest as of the Closing Date on the indebtedness of the Partnership (other than additional or contingent interest payable, if any, on the indebtedness evidenced by the Subordinate Debt Documents by reason of the transfer and considered by the appraisers in determining Fair Market Value), but including principal and interest outstanding as of the Closing Date on the Partners' Loans and Partners' Priority Loans; and (b) due and unpaid Preferred Cumulative Returns and BOP Preferred Cumulative Return, and the Additional Capital Balances of all Partners; (2) multiplying the resulting number by the respective Participation Percentages of the Managing General Partner and Limited Partner, respectively; and (3) adding to the result obtained in item (2) the sum of the following: (a) outstanding principal and interest on any Partners' Loans and Partners' Priority Loans made by each of such Partners, respectively (b) the Preferred Cumulative Returns due each of such partners, respectively, and (c) the Additional Capital Balances of each of such Partners, respectively.

                  I. The term "Market Value" shall mean, as of a given date, the average of the Closing Price (as defined below) of the common shares of beneficial interest of Brandywine Realty Trust for the twenty (20) consecutive trading days ending on such date. The term "Closing Price" on any date shall mean the last sale price of the common shares of beneficial interest, regular way, or, in case no such sale takes place on such date, the average of the closing bid and ask prices of the common shares of beneficial interest, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to which such securities are listed or admitted to trading on the New York Stock Exchange, or such other national securities exchange or the NASDAQ Stock Market on which the common shares of beneficial interest are then listed or admitted to trading.

                  J. The right of contributions set forth in this Section 7.12 is subject to the following: (1) the filing of an Additional Listing Application with the New York Stock Exchange and approval of such Application by the New York Stock Exchange. Administrative General Partner shall use its best efforts to file such Additional Listing Application and obtain the approval thereof prior to the third anniversary of the date of this Agreement; and (2) confirmation with the New York Stock Exchange that no shareholder approval is required for the granting of the rights

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



set forth herein. Administrative General Partner will use its best efforts to obtain confirmation that no such shareholder approval is required.


                                 ARTICLE VIII

                          ADDITIONAL LIMITED PARTNERS

         8.01.    Additional Limited Partners and Their Contributions.

                  A. Additional limited partners may be admitted to the Partnership only upon the written consent of all General Partners.

                  B. Each such additional limited partner will make such contribution to the capital of the Partnership and will receive by reason of his or its contribution such percentage of the income, gains, profits, credits and other rights of the Partnership as will be set forth in the instrument evidencing the written consent thereto by all of the General Partners.


                                  ARTICLE IX

                                   INSURANCE

         9.01. Coverage. The Managing General Partner shall, during all times while the Partnership is actively engaged in the operation of the Project, or in any development or construction operations or other similar activities, cause the Partnership to carry at the expense of the Partnership, and require all of its contractors and subcontractors to carry, insurance in amounts, with deductibles and in companies satisfactory to both General Partners. The General Partners shall evaluate and decide from time to time as necessary respecting the coverages then in effect or which should be in effect, and may add, eliminate, expand or reduce any of the same. Without limiting the generality of the foregoing, the Managing General Partner shall maintain on behalf of the Partnership at least the following minimum coverages, unless otherwise agreed to in writing by all the General Partners:

                  A. Insurance which shall comply with the Workers' Compensation and employer's liability laws of all states in which the Partnership shall have employees;

                  B. Comprehensive general liability insurance covering all operations of the Partnership, having a combined single limit of not less than $1,000,000 per occurrence for bodily injury (including death) and property damage;

                  C. Automobile liability insurance covering all owned, non-owned and hired vehicles used in the operations of the Partnership, having limits for bodily injury (including death)

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



not less than $2,000,000 per occurrence and limits for property damage not less than $1,000,000 per occurrence;

                  D. Umbrella liability insurance, concurrent with the coverages named in Sections 9.0l.A., 9.0l.B. and 9.0l.C. above, in such amount, if any, as any first mortgagee of the Project shall require or such other amount as Managing General Partner shall deem prudent;

                  E. During construction activities at the Project, builders all-risk extended coverage insurance (such to be maintained in an appropriate amount until replaced by the coverage described in Section 9.0l.F below);

                  F. Fire, extended coverage, vandalism and malicious mischief insurance in an amount based upon the replacement value of the Project (excluding roads, foundations, parking areas, paths, walkways and like improvements), including coverage for loss of contents and further coverage for loss of rentals;

                  G. Title insurance with respect to the Land, Project, and all other real estate of the Partnership; and

                  H. Boiler and machinery insurance, including coverage for loss of rentals.

         9.02.    Certificates; Notices.

                  A. The Managing General Partner shall furnish to the General Partners duplicate copies of policies and/or certificates of insurance certifying to the insurance then in effect (i) on or before the execution of this Agreement, (ii) upon the renewal or replacement of existing coverage or the obtaining of additional coverage, and (iii) at any other time upon the request of any General Partner on ten (10) days prior written notice.

                  B. Each insurance policy of the Partnership shall contain a provision requiring the insurer to notify the Partnership, in writing and at least thirty (30) days in advance, of any material change in the policy and of any notice of cancellation; and upon its receipt of any such notice the Managing General Partner shall promptly forward a copy of the same to each General Partner.

         9.03. Concerning Liability Insurance. With respect to all liability policies of the Partnership, the Managing General Partner shall obtain such liability policies or endorsements thereto naming not only the Partnership as insured, but also naming all Partners and the manager or managing agent of the Project as additional insureds.

         9.04. Miscellaneous. The Managing General Partner, on behalf of the Partnership, shall use its best efforts and take such steps as are within its control to (i) secure an endorsement or endorsements on all of the insurance policies referred to herein to the effect that all insurance coverage of any Partner, carried by such Partner in its individual capacity, will be considered excess coverage, (ii) require all of the Partnership's architects, engineers and other design professionals to maintain errors and omissions coverage, (iii) require all of the Partnership's contractors and subcontractors to comply fully with the Occupational, Safety and Health Act of 1970, as amended from time to time, and (iv) require all of the Partnership's contractors to indemnify the Partnership and save it harmless and to submit evidence of contractual liability insurance in amounts sufficient, in its reasonable opinion, to secure such indemnity; all with the understanding, nevertheless, that the Managing General Partner shall be obligated to secure and obtain all or any portion of the foregoing to the extent the same are, in the Managing General Partner's judgment, available at reasonable cost.


                                   ARTICLE X

                          DISSOLUTION AND TERMINATION

         10.01.   Dissolution.

                  A. The Partnership will be dissolved:

                     (i) upon the death, retirement, withdrawal, legal incompetency, removal, or bankruptcy of an individual General Partner or the retirement, bankruptcy, withdrawal, removal or dissolution of a corporate or partnership General Partner, unless (a) all remaining General Partners (if any remain) unanimously elect to continue the business of the Partnership, or (b) if no General Partner remains, the Limited Partners unanimously consent to the continuation of the business of the Partnership and unanimously select a successor general partner; or

                     (ii) upon the affirmative vote or written consent of all of the General Partners; or

                     (iii) upon the sale of the Project and all of the Land, and the repayment and satisfaction in full of any financing undertaken by the Partnership in respect thereof; or

                     (iv) at 12:00 midnight on July 1, 2050; provided, however, that the Partnership shall not terminate until its affairs have been wound up and its assets distributed as provided herein.

                  B. If the business of the Partnership is continued pursuant to Section 10.01.A.(i) above, (i) the Partnership will continue until the end of the term for which it is formed (as set forth in Section 10.0l.A. above), or until the subsequent death, legal incompetency, removal, bankruptcy, retirement, withdrawal or dissolution of a remaining or successor general partner, in which event the election to continue, as above set forth, will again be effective; and (ii) in any such case the incompetent, removed, retired, withdrawn or bankrupt General Partner (or his or its legal representative), or the successor in interest of a deceased or dissolved General Partner, will become a Limited Partner with the same share of profits and losses of the Partnership and the same Participation Percentage and distribution priorities as before such event and, except as expressly provided elsewhere herein, will have all the rights of a Limited Partner.

                  C. As used in Sections 10.0l.A. and 10.0l.B. above, the term "bankruptcy" shall mean (i) the commencement by a General Partner of a voluntary case under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the taking by a General Partner of any equivalent or similar action by the filing of a petition or otherwise under any other federal or state law in effect at the time relating to bankruptcy or insolvency, (ii) the filing of a petition against a General Partner under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the filing of a petition seeking any equivalent or similar relief against a General Partner under any other federal or state law in effect at the time relating to bankruptcy or insolvency, and in either case the failure by such General Partner to secure the discharge of any such petition within sixty (60) consecutive days from the date of filing, (iii) the making by a General Partner of a general assignment for the benefit of his, its or any of their creditors, (iv) the appointment of a receiver, trustee, custodian or similar officer for a General Partner or for the property of a General Partner and the failure by such General Partner to secure the discharge of such receiver, trustee, custodian or similar officer within sixty (60) consecutive days from the date of appointment,.or (v) the admission in writing by a General Partner of any inability to pay debts generally as they become due.

         10.02.   Appointment of Liquidating Partner.

                  A. Upon the dissolution of the Partnership, if the Partnership's business is not continued pursuant to Section 10.01. hereof, the Managing General Partner (provided it then is a General Partner hereof and is not in breach or default of any of its obligations under this Agreement) shall act as Liquidating Partner on the terms hereinafter set forth; or if it no longer is a General Partner hereof or is in breach or default of any of its obligations under this Agreement, then Administrative General Partner (or its successors or assigns) shall select a Partner (the "Liquidating Partner") to wind up the affairs of the Partnership and distribute its assets. Another Partner shall be selected (in the same manner and for the same purpose) to succeed the Partner originally selected or any subsequently selected successor whenever the Partner originally selected or any such subsequently selected successor, as the case may be, fails for any reason to carry out such purpose. The Partner so selected and acting hereunder from time to time may be any General Partner or any other individual, corporation, or general or limited partnership, shall be compensated for his or its services hereunder (as and to the extent authorized by Administrative General Partner, but no compensation shall be payable if the Liquidating Partner is a Partner or is affiliated, directly or indirectly, with a Partner), and shall proceed diligently to wind up the affairs of the Partnership and distribute its assets in the manner hereinafter provided.

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



                  B. No Partner (other than the Managing General Partner) shall be required to accept appointment as Liquidating Partner. If no Partner is willing to accept such appointment, the General Partners shall select a third person to act in that capacity, and the person so selected shall for all purposes of this Agreement have the rights, powers and obligations of Liquidating Partner.

         10.03. Distributions and Other Matters. Promptly upon the dissolution of the Partnership, if the Partnership's business is not continued pursuant to
Section 10.01. hereof, the Partners (or their legal representatives, heirs, successors, or assigns) will cause the cancellation of the Certificate, and the Liquidating Partner will liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority to the extent available:

                  A. To payment of secured debts and liabilities of the Partnership (other than Partner Loans or Partners Priority Loans) in the order of priority provided by law; provided that the Liquidating Partner shall first pay, to the extent permitted by law, liabilities with respect to which any Partner is or may be personally liable;

                  B. To payment of unsecured debts and liabilities of the Partnership (other than Partner Loans or Partners' Priority Loans) in the order of priority provided by law; provided that the Liquidating Partner shall first pay, to the extent permitted by law, liabilities with respect to which any Partner is or may be personally liable;

                  C. To payment of the expenses of liquidation of the Partnership in the order of priority provided by law; provided that the Liquidating Partner shall first pay, to the extent permitted by law, expenses with respect to which any Partner is or may be personally liable;

                  D. To the setting up of such reserves as the Liquidating Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership business; provided that any such reserve shall be held by the Liquidating Partner for the purposes of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Liquidating Partner shall deem advisable (but in no case to exceed eighteen (18) months from the date of dissolution unless an extension of time is consented to by the General Partners), to distribute the balance thereafter remaining in the manner hereinafter provided; and

                  E. To the Partners in the order set forth in Section 5.02, above.

         10.04. Distributions of Property. No Partner may demand or receive property other than cash in return for its contributions, loans or advances or upon dissolution as provided herein, except upon the written approval of both General Partners.

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         10.05.   Actions of the Liquidating Partner; Statements of Account.

                  A. During the period of liquidation (which will be such reasonable time as may be required for the orderly completion of liquidation and distribution as set forth above), the Liquidating Partner, as trustee for the benefit of all Partners as tenants-in-common, shall take any and all action necessary or appropriate to complete such liquidation and distribution as provided in this Article, having for such purpose all of the powers enumerated in Article IV of this Agreement necessary or appropriate to accomplish the same.

                  B. The Liquidating Partner will prepare a final statement of the accounts of the Partnership as of the date of termination, and, as promptly as possible thereafter, a copy thereof will be furnished to each Partner. Such statement shall set forth the actual or contemplated application and distribution of the assets of the Partnership. Upon completion of distribution as required hereby, a further statement for the period of liquidation will be so prepared by the Liquidating Partner and furnished to each Partner.


                                  ARTICLE XI

                          NOTICES AND COMMUNICATIONS

         11.01. Notices. All notices, demands, requests, calls and other communications required by or permitted under this Agreement shall be in writing (whether or not a writing is expressly required hereby), and shall be directed as follows:

                  A.  If to the Managing General Partner:

                      Two Oliver Tower Associates
                      c/o Oliver Tyrone Pulver Corporation
                      One Tower Bridge
                      100 West Front Street
                      West Conshohocken, PA 19428

                  B.  If to Administrative General Partner:

                      c/o Brandywine Realty Trust
                      Newtown Corporate Campus
                      16 Campus Boulevard, Suite 150
                      Newtown Square, PA 19073
                      Attn: Anthony A. Nichols, Chairman
                            Gerard H. Sweeney, President and Chief Executive Officer


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



                  C.  If to Limited Partner:

                      Mr. Donald W. Pulver
                      c/o Oliver Tyrone Pulver Corporation
                      One Tower Bridge
                      100 West Front Street
                      West Conshohocken, PA 19428

                  D. If to the Partnership, in care of each General Partner at its respective address stated above.

                  E. Any notice, demand, request, call or other communication required or permitted to be given or made under this Agreement will be deemed given or made (i) when delivered by hand delivery at its address set forth above, or (ii) three business days following its deposit in the U.S. Mail, addressed to such address, postage prepaid, registered or certified, return receipt requested (with a copy by regular U.S. mail, first class, postage prepaid), or (iii) on the next business day following its deposit with Federal Express or another nationally recognized express delivery service, addressed to such address (with a copy by regular U.S. mail, first class, postage prepaid).

         11.02. Change of Address. Any Partner may specify a different address by sending to the Partnership a notice as hereinabove provided of such different address. If the address of the Partnership is changed, a written notice of such change of address shall be sent by the Managing General Partner by registered or certified mail to each other Partner.

         11.03. Time of Communications. Any notice, demand, request, call or other communication required or permitted to be given or made to a Partner or to the Partnership under this Agreement will be deemed given or made (i) when delivered to such Partner or the Partnership, as the case may be, at its address set forth in Section 11.01. above, or (ii) three business days following its deposit in the U.S. Mail, addressed to such address, postage prepaid, registered or certified, return receipt requested (with a copy by regular U.S. mail, first class, postage prepaid), or (iii) on the next business day following its deposit with Federal Express or another nationally recognized express delivery service, addressed to such address (with a copy by regular U.S. mail, first class, postage prepaid).


                                  ARTICLE XII

                                 MISCELLANEOUS

         12.01. Filings. The Partners agree that (i) a signed and acknowledged certificate shall be filed promptly in such offices as are required by the Act for the continuation of the Partnership as contemplated by this Agreement;
(ii) they shall sign, acknowledge and file from time to time in

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



such offices (and elsewhere) all writings to amend the Certificate as are required by the Act for the carrying out of the terms and provisions of this Agreement; (iii) upon dissolution and termination of the Partnership, they shall sign, acknowledge and file in such offices (and elsewhere) the writing required by the Act to cancel the Certificate; and (iv) they shall from time to time sign, acknowledge and file any other certificates, instruments and documents, as well as amendments thereto, under the laws of the Commonwealth of Pennsylvania or of any state or other jurisdiction in which the Partnership is doing or intends to do business in connection with the use of the name of the Partnership by the Partnership.

         12.02.   Power of Attorney.

                  A. Each Partner, by his or its execution of this Agreement, hereby irrevocably constitutes, empowers and appoints the Managing General Partner (for so long as it or its nominee shall remain a General Partner of the Partnership) and, in the absence of any General Partner, the person designated as Liquidating Partner pursuant to Section 10.02. hereof, as its true and lawful agent and attorney-in-fact to make, prepare, execute, sign, acknowledge, certify under oath and file and record, in its name, place and stead:

                     (1) the Certificate, as well as amendments thereto and a statement of cancellation thereof, under the Act, or which may be required by, or be appropriate under, the laws of any other state or other jurisdiction;

                     (2) any certificates, instruments and documents (including fictitious name applications), as well as amendments thereto and statements of cancellation thereof, as may be required by, or be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business in connection with the use of the name of the Partnership by the Partnership;

                     (3) without limiting the generality of the foregoing, any amendment to the Certificate which is necessary to reflect: (i) a change in the name or address of the Partnership or in the amount or character of the Capital Contributions or Additional Capital Contributions of any Partner; (ii) the admission of a substituted limited partner pursuant to the provisions of
Article VII hereof; (iii) the admission of a general partner or additional limited partner pursuant to the provisions of Article VII or Article VIII hereof; (iv) the correction or clarification of any incorrect statement in the Certificate (or in any amendment thereto); or (v) a change in the time stated in the Certificate (or in any amendment thereto) for the expiration of the term hereof or for the return of the contributions of any Partner; and

                     (4) any other instrument which may be required to be filed by the Partnership under the laws of the United States, any state, or any political subdivision thereof, or by any governmental or quasi-governmental agency, or which any General Partner shall deem it advisable to file.

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                  B. Each Partner further agrees, whenever requested so to do, personally to sign, certify under oath and acknowledge any of the foregoing and to execute whatever further instruments or other documents as shall be necessary or appropriate in the reasonable judgment of any Partner.

                  C. The foregoing powers of attorney are coupled with an interest, are irrevocable and, to the extent permitted by law, shall survive the death, dissolution, bankruptcy or legal incompetency of a Partner. The foregoing powers of attorney shall survive the sale, assignment or transfer by a Partner of any part or all of his interest in the Partnership.

         12.03. Inspections. Any Partner shall have the full right and privilege at any time, at its own cost and expense, to inspect all or any part of the Land, Project or other Partnership property.

         12.04. Other Remedies. Subject to the provisions of Section 4.0l.E. hereof and Section 12.06 hereof, any Partner shall have and shall maintain all rights or remedies it may have against any other Partner, at law or in equity or by this Agreement, including, without limitation, rights or remedies for or in respect of conduct constituting a fraud on the Partnership or on any Partner, or for or in respect of a breach of any fiduciary obligation.

         12.05. Partners as Creditors. Any Partner who is a bona fide creditor of the Partnership as a lender thereto or by reason of any other debtor/creditor relationship therewith (including, without limitation, creditor status arising by reason of the making of any Partners' Loan or Partners' Priority Loan) shall be permitted, in the event of any breach thereof or default thereunder, to take such action and to exercise and pursue such other rights, powers or remedies against the Partnership and/or against any other obligor, which rights, powers or remedies are available to such Partner by law, in equity or by contract; and the taking of any such action, the exercise and pursuit of any such right, power or remedy, and the execution or foreclosure on any Partnership property in connection therewith, shall each be understood to be for the benefit of the creditor-Partner only and shall not be deemed or understood to cause or permit a reconstitution of the Partnership for the benefit of any other Partner.

         12.06. Independent Ventures. Any Partner and any affiliate of any Partner may engage in or possess interests current or future in other business ventures of every nature and description, independently or with others, and whether such ventures compete with the Project or not, including, without limitation, the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property; and neither the Partnership nor any Partner will have any rights by virtue of this Agreement or the existence of this Partnership in or to such independent ventures or to the income or profits derived therefrom.

         12.07. Partial Invalidity. The invalidity or unenforceability of a portion of this Agreement will not affect the validity or enforceability of the remainder hereof.

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



         12.08. Governing Law; Parties in Interest. This Agreement will be governed by and construed according to the laws of the Commonwealth of Pennsylvania, and will bind and inure to the benefit of the Partners and each of their respective heirs, successors, assigns, executors, administrators and personal representatives.

         12.09. Amendment. This Agreement may be amended only by the unanimous written consent of all General Partners; provided, however, that no amendment to this Agreement which adversely affects the rights or liabilities of the Limited Partner shall be made without the Limited Partner's prior written consent.

         12.10. Execution in Counterpart. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

         12.11. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, date of notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or a legal holiday in the Commonwealth of Pennsylvania, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

         12.12. Table of Contents; Titles and Captions. The Table of Contents preceding this Agreement and all article, section or subsection titles or captions contained herein are for convenience only and are not deemed part of the context hereof.

         12.13. Pronouns and Plurals. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         12.14. Approval by General Partners. In respect of all provisions of this Agreement, any reference to approval of the General Partners or consent of the General Partners shall mean, unless the context hereof shall expressly require otherwise, the unanimous approval or consent of all of the General Partners.

         12.15. Exhibits. The Exhibits attached hereto form a part of this Agreement and each is hereby incorporated herein by reference.

         12.16. Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding and agreement among the Partners, and supersede any prior understandings and agreements between them respecting the subject matter hereof. Without limiting the foregoing, this Agreement amends, supersedes and restates the Original Agreement in its entirety and the Certificate amends, supersedes and restates the Original Certificate in its entirety.

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         12.17. Filing with Securities Exchange Commission. The parties hereto acknowledge and agree that Brandywine Realty Trust, the general partner of the sole member of the general partner of the Administrative General Partner, may make such filings as it deems necessary to comply with securities laws with the Securities Exchange Commission disclosing this transaction.

         12.18.   Non-Recourse.

                  A. No recourse shall be had for any of the obligations of the Administrative General Partner hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other Partners.

                  B. No recourse shall be had for any of the obligations of the Managing General Partner hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future trustee, shareholder, officer or employee of Two Oliver Tower Corporation, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other Partners.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Agreement of Limited Partnership the day and year first above written.

                                  TWO OLIVER TOWER ASSOCIATES,
                                  a Pennsylvania limited partnership

                                  By:  TWO OLIVER TOWER CORPORATION,
                                       a Pennsylvania corporation, its duly
                                       authorized general partner

                                       By:  /s/ Donald W. Pulver
                                            ----------------------------
                                            Donald W. Pulver, President


                                  BRANDYWINE TB II, L.P., a Pennsylvania limited partnership

                                  By:  BRANDYWINE TB II, L.L.C., a
                                       Pennsylvania limited liability company


                                       By: /s/ Anthony A. Nichols, Sr.
                                           ---------------------------------
                                           Anthony A. Nichols, Sr., Chairman

                                    JOINDER

         BRANDYWINE OPERATING PARTNERSHIP, L.P. hereby joins in this Agreement for the purpose of confirming that it will perform the obligations required of Brandywine Operating Partnership, L.P. under Section 7.12 hereof.


                                  BRANDYWINE OPERATING PARTNERSHIP,
                                  L.P., a Delaware limited partnership

                                  By: BRANDYWINE REALTY TRUST, its duly
                                      authorized general partner


                                      By:  /s/ Anthony A. Nichols, Sr.
                                           ---------------------------------
                                           Anthony A. Nichols, Sr., Chairman

                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                          TWO TOWER BRIDGE ASSOCIATES


                                  Exhibit "A"
                           [Blanks to be completed]


                 Schedule of Partners' Capital Contributions,
       Capital Balances, Capital Accounts, Contribution Percentages and
               Participation Percentages, all as of May 11, 1998
                                                    ------------


                                                     Capital Balances
                                       Capital             and              Contribution    Participation
                                    Contributions    Capital Accounts        Percentages     Percentages
                                    -------------    ----------------       ------------    -------------

GENERAL PARTNERS
-----------------
Administrative General
Partner                             $2,709,889(1)      $2,709,889(1)            35%              35%
                                    ----------         ----------


Managing General Partner            $1,200,000         $1,200,000               64%              64%



LIMITED PARTNERS
----------------

Limited Partner                     $        0         $                         1%               1%

---------------------
         (1) To be equal to the amount of the prepayment of the AFL-CIO Debt (as defined in the Project Participation Agreement) plus actual costs associated with such prepayment (including, but not limited to, all actual costs in refinancing such AFL-CIO Debt and any commitment fee to the new lender), less the net proceeds of the Two T.B. Mortgage Loan, as defined in the Project Participation Agreement.